EXHIBIT 10.4

                          DATED                                   1998





                             TIOXIDE EUROPE LIMITED

                                       and



                              N L INDUSTRIES, INC.















                        SHARE SALE AND PURCHASE AGREEMENT
                                       OF
                                      NEWCO

          THIS AGREEMENT is made on                1998  BETWEEN:


          (1) TIOXIDE EUROPE LIMITED (registered number 832447), a company incorporated under the laws of England, whose registered office is at 137-143 Hammersmith Road, London W14 0QL (the "SELLER");


          (2) N L INDUSTRIES, INC., a corporation incorporated under the laws of the State of New Jersey, whose principal place of business is at 16825 Northchase Drive, Suite 1200, Houston, Texas 77060, USA (the "PURCHASER").


          WHEREAS:

          (A) [ ] Limited is a company registered in England, short particulars of which are set out in Schedule 1 (the "COMPANY").

          (B) The Seller holds shares in the Company (the "SALE SHARES") particulars of which are contained in Schedule 1.

          (C) The Seller has agreed to sell and the Purchaser has agreed to purchase the Sale Shares on the terms set out in this agreement.

          IT IS AGREED as follows:


       1  INTERPRETATION

     1.1  In this agreement:

          "ACT" means the Companies Act 1985;

          "ACTUAL  NET WORKING  CAPITAL"  has the  meaning  ascribed  thereto in
          Schedule 4 of the Hivedown Agreement;

          "AFFILIATES" means with respect to a specified entity, an entity that directly or indirectly, through one or more intermediaries, Controls, or is Controlled by, or is under common Control with the entity specified, provided that, without limiting the generality of the foregoing, in relation to the Seller and its subsidiary companies, the term "Affiliates" shall not include any entity in which a party has a fifty per cent. or less ownership interest. For the purposes hereof, "CONTROL" means possession, directly or indirectly, of the power to direct or cause the direction of the management and operating policies of the entity in respect of which the determination is being made, through the ownership of voting securities, contract, voting trust or otherwise but any reference in this agreement to an Affiliate of the Seller or the Purchaser shall exclude the Company, and references to the Seller's Group or the Purchaser's Group shall be construed accordingly;

          "AGREED FORM" means, in relation to any document, the form of that document which has been initialled for the purpose of identification by the parties to this agreement;

          "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are generally open for normal business in both London and New York;

          "CAP" has the meaning set forth in sub-Clause 5.6;

          "CLAIM" means any claim (other than in respect of Taxation) by the Purchaser for breach of the Warranties or under the indemnities or under any other provision of this agreement or under any of the Implementation Agreements for which the Seller accepts liability or shall be adjudicated as being liable;

          "COMPLETION" means completion of the sale and purchase of the Sale Shares in accordance with Clause 7 which shall occur immediately following signature and exchange of this agreement;

          "COMPLETION DATE" means immediately after completion of the Hivedown Agreement;

          "COMPUTER SYSTEMS" means all computer hardware, software, micro processors and firmware which in each case are used in the Grimsby Business;

          "DEFAULT INTEREST" means LIBOR plus 200 basis points compounded monthly;

          "ENVIRONMENT" has the meaning given in Schedule 6;

          "ENVIRONMENTAL AUTHORISATIONS" means all or any permits, consents, licences, approvals and other authorisations required under Environmental Laws and all terms and conditions thereof required under any Environmental Law for the operation of the business of the Company;

          "ENVIRONMENTAL LAWS" has the meaning given in Schedule 6;

          "ESTIMATED  HIVEDOWN   CONSIDERATION"  has  the  meaning  ascribed  to
          Estimated Consideration in the Hivedown Agreement;

          "ESTIMATED NEWCO HIVEDOWN DEBT" has the meaning ascribed thereto in sub-Clause 3.1.1 of the Hivedown Agreement;

          "EXCLUDED ASSETS" means the carbon dioxide liquefaction plant owned by ICI or its relevant Affiliate(s) and currently at the Grimsby Site;

          "FINAL HIVEDOWN CONSIDERATION" has the meaning ascribed to Final Consideration in the Hivedown Agreement;

          "GRIMSBY ASSETS" has the meaning ascribed to Business Assets in the Hivedown Agreement but excluding the Excluded Assets;

          "GRIMSBY BUSINESS" means the business purchased by the Company pursuant to the Hivedown Agreement;

          "GRIMSBY BUSINESS DATA" has the meaning ascribed to Business Data in the Hivedown Agreement;

          "GRIMSBY CONTRACTS" has the meaning ascribed to Contracts in the Hivedown Agreement;

          "GRIMSBY DISCLOSURE LETTER" means the letter of the same date as this agreement from the Seller to the Purchaser;

          "GRIMSBY EMPLOYEES" has the meaning ascribed to Transferring Employees and Offer Employees in the Hivedown Agreement;

          "GRIMSBY  FINANCIAL   INFORMATION"  means  the  financial  information
          attached as Schedule 8;

          "GRIMSBY PROPERTIES" has the meaning ascribed to Properties in the Hivedown Agreement;

          "GRIMSBY SITE" means the property short particulars of which are set out in the table contained in Schedule 2 Part I of the Hivedown Agreement;

          "GRIMSBY STOCKS" has the meaning ascribed to Stock-in-Trade in the Hivedown Agreement;

          "HIVEDOWN AGREEMENT" means the agreement of even date between the Seller and the Company relating to the sale and purchase of the Grimsby Business;

          "ICI" means Imperial Chemical Industries PLC;

          "ICI'S CONTROLLER'S MANUALS" means the control manuals in existence at 14 July 1997 and which are compiled in accordance with UK GAAP used for accounting purposes within the ICI Group, copies of which have been received by the Purchaser (and which consist of an introduction to the Group Controller's Manual Bulletin Board of Accounting Language, Bulletin Board Reporting, Accounting Definitions and Conventions, Accounting Policies and Procedures, Controls, Reporting);

          "ICI GROUP" means ICI and its Affiliates as at the Completion Date;

          "IMPLEMENTATION AGREEMENTS" means the documents listed in Schedule 5;

          "INTELLECTUAL PROPERTY" means all patents, trademarks, service marks, registered designs, copyrights, and rights to inventions and applications for and rights to apply for protection or registrations of any of the same including any continuing, reissue, divisional and re-examination patent applications and Technical Information;

          "LIBOR" means the rate for deposits in US Dollars for a period of one month which appears on the Reuters Screen ISDA Page (or such other page as the parties may agree) at approximately 11.00 a.m., London time, on the first day of the period to which any interest period relates (the "RELEVANT DATE"). If such rate does not appear on the Reuters Screen ISDA Page on the Relevant Date, the rate for that Relevant Date will be determined as if the parties had specified that the rate for the Relevant Date will be determined on the basis of the rates at which deposits in US Dollars are offered by Midland Bank plc at approximately 11.00 a.m., London time, on the Relevant Date to prime banks in the London interbank market for a period of one month commencing on that Relevant Date for amounts of US$10,000,000;

          "MATERIAL GRIMSBY CONTRACTS" means all Grimsby Contracts (i) which at Completion have in excess of 12 months to run and which in that time can reasonably be expected to involve income or expenditure in respect of the Grimsby Business in excess of US$200,000 per annum; or (ii) which at Completion have less than 12 months to run and which in that time can reasonably be expected to involve income or expenditure in respect of the Grimsby Business in excess of US$1,000,000; or (iii) which relate to the treatment and/or disposal of waste; or (iv) which relate to contract manufacturing or processing of products by third parties; and/or (v) relating to third party distribution or agency in respect of products;

          "PARENT UNDERTAKING" shall have the meaning given in section 258 of the Companies Act 1985;

          "PERMITS" means all licences, permits, authorisations, registrations and approvals issued or granted by statutory or local authorities for the purposes of operation of the Grimsby Business (but excluding, for the avoidance of doubt, planning permissions issued by relevant planning authorities (save for Environmental Authorisations) and any licence, permit, authorisation or approval which falls within the Regulatory Conditions);

          "PLANT AND EQUIPMENT" has the meaning ascribed to Plant and Equipment in the Hivedown Agreement;

          "PURCHASER'S AUDITORS" means PricewaterhouseCoopers;

          "PURCHASER'S GROUP" means the Purchaser's ultimate parent undertaking and that parent undertaking's Affiliates;

          "REGULATORY CONDITIONS" means the anti-trust or regulatory approvals necessary to complete the sale of the Company on the terms set out in this agreement;

          "QUALIFYING AMOUNT" has the meaning set forth in sub-Clause 5.5.1;

          "QUALIFYING CLAIM" has the meaning set forth in sub-Clause 5.5;

          "SCHEME" means the Tioxide Pension Fund;

          "SELLER'S AUDITORS" means PricewaterhouseCoopers of 32 London Bridge Road, London SE1 9QL;

          "SELLER'S GROUP" means the Seller's ultimate parent undertaking and that parent undertaking's Affiliates as at the Completion Date;

          "TAXATION" means:

                      (a) any tax, duty, impost or levy, past or present, of the United Kingdom or elsewhere, whether governmental, state, provincial, local governmental or municipal, including but not limited to income tax (including income tax required to be deducted or withheld from or accounted for in respect of any payment under Section 203 of the United Kingdom Income and Corporation Taxes Act 1988 or otherwise), corporation tax, advance corporation tax, capital gains tax, value added tax, customs and other import or export duties, stamp duty, stamp duty reserve tax, national insurance and social security contributions but excluding rates, council tax or any similar charge; and

                      (b) any fine, penalty, surcharge, interest or other imposition relating to any tax, duty, impost or levy mentioned in paragraph (a) of this definition or to any account, record, form, return or computation required to be kept, preserved, maintained or submitted to any person for the purposes of any such tax, duty, impost or levy;

          "TECHNICAL INFORMATION" shall mean all technical data and know-how, industrial and technical information, trade secrets, confidential information, drawings, formulations, technical reports, operating and testing procedures, instruction manuals, raw material or production specifications, the results of research and development work, whether in hard copy or in computer held form (including, for the avoidance of doubt, such media as microfilm and microfiche);

          "TEL SHARE SALE AGREEMENT" means the share sale agreement dated [ ] 1998 between Tioxide Group Limited (1) and Du Pont (U.K.) Limited (2) relating to the sale and purchase of the whole of the issued share capital of the Seller;

          "THRESHOLD AMOUNT" has the meaning given in sub-Clause 5.5.2;

          "TRANSFER TIME" has the meaning given to it in the Hivedown Agreement;

          "UK GAAP" means generally accepted accounting principles in the United Kingdom;

          "US DOLLARS", "US$" or "$" means the lawful currency of the United States of America; and

          "WARRANTIES" has the meaning given in sub-Clause 5.1.

     1.2 Unless otherwise stated, any express reference to an enactment includes references to:

          1.2.1 that enactment as amended, extended or applied by or under any other enactment before or after this agreement;

          1.2.2 any enactment which that enactment re-enacts (with or without modification); and

          1.2.3   any  subordinate   legislation  made  (before  or  after  this
                  agreement)   under  any   enactment,   including   one  within
                  sub-Clauses 1.2.1 or 1.2.2 above,

          except to the extent that any of the matters referred to in sub-Clauses 1.2.1 to 1.2.3 occurring after the date of this agreement would increase or alter the liability of the Seller under this agreement.

     1.3 The singular shall include the plural and vice versa and words denoting persons shall include bodies corporate and unincorporated associations of persons and, unless otherwise stated, shall include successors or assigns of such persons.

     1.4  Sub-Clauses 1.1 to 1.3 apply unless the contrary intention appears.

     1.5 The headings in this agreement do not affect its interpretation.

     1.6 Any Schedule or Annex to this agreement shall take effect as if set out in this agreement and references to this agreement shall include its Schedules and Annexes.

     1.7 Where any statement in this agreement (or in the attached Schedules or Annexes) (other than in Schedule 3 paragraphs H(2) and H(3) is qualified by the expression "so far as the Seller is aware", "to the Seller's knowledge, information and belief", "known to the Seller" or any similar statement, that statement shall be deemed to mean the knowledge, after reasonable investigation, of the officers and operational and functional managers of the Seller and its Affiliates who have direct responsibility for the subject matter concerned being those listed in Schedule 7.

     1.8 Unless the context otherwise requires and except in relation to Taxation matters, references in sub-Clause 1.1, sub-Clause 6.1,
          Schedule 3 and Schedule 6 to the "Company" in the context of the carrying on or operation of the Grimsby Business shall be deemed to be a reference to the Seller in relation to the carrying on or operation of the Grimsby Business up to and until the Transfer Time.


       2  SALE AND PURCHASE OF THE SALE SHARES

     2.1 The Seller shall with full title guarantee sell and the Purchaser shall purchase the Sale Shares together with all rights attaching to them.

     2.2 The Sale Shares shall be sold free from all liens, charges, equities and encumbrances and other rights exercisable by third parties or Affiliates of the Seller.


       3  CONSIDERATION

     3.1 The consideration for the sale of the Sale Shares shall be US$1 payable in cash by the Purchaser on Completion (the "CONSIDERATION").

     3.2 The payment under sub-Clause 3.1 shall be paid to the correspondent bank named below for credit to the US$ account of o (the "TEL ACCOUNT") referred to below:

           Correspondent bank:
           Bank account:
           Account name:
           Account no:
           Sort code:

     3.3 Any payments to the Purchaser under this agreement shall be paid to the correspondent bank named below for credit to the US$ account of
          [     ] (the "PURCHASER ACCOUNT") referred to below:

           Correspondent bank:
           Bank account:
           Account name:
           Account no:
           Sort code:

       4  PURCHASER'S WARRANTIES AND UNDERTAKINGS

     4.1 The Purchaser warrants to the Seller that:

          4.1.1 it (and each of its Affiliates, in respect of the Implementation Agreements to which such Affiliate is a party) has the requisite power and authority to enter into and to perform this agreement and such Implementation Agreements;

          4.1.2 it (and each of its Affiliates, in respect of the Implementation Agreements to which such Affiliate is a party) has obtained or satisfied all corporate, regulatory and other approvals, or any other significant conditions, necessary to execute and perform this agreement and such Implementation Agreements;

          4.1.3 this agreement and the Implementation Agreements constitute valid and binding obligations of the Purchaser (and each of its Affiliates, in respect of the Implementation Agreements to which such Affiliate is a party) enforceable in accordance with their terms; and

          4.1.4 compliance with the terms of this agreement by the Purchaser and the Implementation Agreements by the Purchaser or its Affiliates (as appropriate) will:

                  (i) not  constitute  a breach of any  agreement or contract to which the Purchaser or such Affiliate of the Purchaser is a party or by which it is bound; and

                  (ii)be   in   compliance   with   the   Purchaser's  or   such
                      Affiliate  of  the Purchaser's by- laws; and

                  (iii)not contravene:

                      (a)  any order, judgment or decree; or

                      (b)  any statute, rule or regulation; or

                      (c) any other restriction of any kind by which the Purchaser or such Affiliate of the Purchaser is bound.

     4.2 The Company will discharge and pay in full the Estimated Newco Hivedown Debt at Completion and any additional amount payable in relation to any adjustment thereto as described in sub-Clause 7.2 below, such payments to be made to the TEL Account.


       5  SELLER'S WARRANTIES AND UNDERTAKINGS

     5.1 The Seller warrants to the Purchaser that, save as otherwise stated in this agreement and subject to all matters and circumstances fairly disclosed in the Grimsby Disclosure Letter, each of the statements set out in Schedule 3 to this agreement (the "WARRANTIES") is true and accurate as at the date of this agreement and the Seller acknowledges that the Purchaser has entered into this agreement in reliance upon the Warranties.

     5.2 Each of the Warranties shall be separate and independent and no Warranty shall limit the scope or construction of any other Warranty or any other provision of this agreement.

     5.3 The Purchaser acknowledges and agrees that:

          5.3.1 except for the Warranties, no statement, promise or forecast made by or on behalf of the Seller or any member of the Seller's Group or any member of the ICI Group may form the basis of, or be pleaded in connection with, any claim by the Purchaser under or in connection with this agreement or the Implementation Agreements (save as may be set out in the Implementation Agreements); and

          5.3.2 any claim by the Purchaser or any person deriving title from it in connection with the Warranties shall be subject to the following provisions of this Clause.

     5.4 The liability of the Seller under or in respect of a Claim shall be governed by the terms of this Clause 5 and shall be limited in respect of any liability which is contingent, unless and until such liability becomes an actual liability and is due and payable, provided that the Purchaser shall not be prohibited from bringing such claim pending such liability becoming due and payable.

     5.5 It is hereby  agreed that the Seller  shall have no  liability  for any
         Claim:

          5.5.1 unless the amount of such Claim exceeds US$100,000 (the "QUALIFYING Amount"); and

          5.5.2 until and to the extent only that the aggregate liability for all Claims exceeding the Qualifying Amount (notified previously or at the same time) exceeds US$5,300,000 (the "THRESHOLD AMOUNT").

          For the avoidance of doubt, notwithstanding that the aggregate liability for Claims exceeding the Qualifying Amount ("QUALIFYING CLAIMS") of the Seller has exceeded the Threshold Amount, the Seller shall be liable solely for that excess.

     5.6 It is hereby agreed that the maximum aggregate liability of the Seller in respect of all Claims shall under no circumstances exceed (to the extent that the relevant Claim has been brought by the Purchaser in accordance with the terms of this agreement within the relevant time period) an amount to be determined as follows (the "CAP"):

          5.6.1 in respect of all Claims notified to the Seller pursuant to this agreement in the period commencing on the Completion Date up to but not including the third anniversary thereof, the Cap shall be US$63,152,000;

          5.6.2 on the third anniversary of the Completion Date the Cap shall reduce to US$44,206,400;

          5.6.3 on the fourth and each subsequent anniversary of the Completion Date the Cap shall reduce (but so that the applicable anniversary date for determining whether a Claim is subject to a Cap reduction as aforesaid shall be by reference to the date upon which the Claim is notified to the Seller pursuant to this agreement and not the date upon which liability thereunder is accepted or adjudicated) by an amount of US$6,315,200 such that on the tenth anniversary of the Completion Date it is completely extinguished.

     5.7 Subject to sub-Clause 5.14, the Seller shall have no liability for any Claims notified by the Purchaser on or after the tenth anniversary of the Completion Date.

     5.8 For the avoidance of doubt, in no circumstances whatsoever shall the maximum aggregate liability of the Seller in respect of all Claims exceed US$63,152,000.

     5.9 The Purchaser acknowledges and agrees that:

          5.9.1 no liability shall attach to the Seller by reason of any breach of any of the Warranties or other provisions of this agreement or the Implementation Agreements to the extent that the loss has been recovered by the Purchaser under Schedule 6 or any other term of this agreement or any of the Implementation Agreements and accordingly the Purchaser may only recover once in respect of the same loss; and

          5.9.2 in calculating the liability of the Seller for any breach of the Warranties there shall be taken into account the amount by which any Taxation for which the Purchaser or the Company is now or in the future accountable or liable to be assessed is reduced or extinguished as a result of the matter giving rise to such liability.

    5.10 The Purchaser shall not be entitled to make any Claim:

          5.10.1 to the extent that the Claim arises as a result only of any change after Completion in the accounting bases upon which the Company values its assets or computes its profits or arises as a result of the taxation or accounting policies, bases or practices of the Purchaser being different to those adopted or used in preparing the Grimsby Financial Information; or

          5.10.2 to the extent that the matter which constitutes the Claim was specifically consented to in writing by the Purchaser.

    5.11 The Purchaser shall not be entitled to rescind or terminate this agreement after Completion in any circumstances provided that nothing in this sub-Clause shall exclude or limit any liability for fraud.

    5.12 Save as otherwise provided in this agreement, the Seller shall not be liable in respect of any Claim as a result of any legislation not brought into force at the date of this agreement or as a result of any change in or repeal of legislation hereafter or as a result of the introduction or cessation of or change in the published practice of any taxation authority after the date of this agreement.

    5.13 The Purchaser shall not be entitled to make any claim in respect of any breach or alleged breach of the Warranties or the indemnities contained in this agreement or under any other provision of this agreement to the extent that:

          5.13.1 the facts, matters or circumstances giving rise thereto (in respect of which any such claim or alleged claim arises) have been fairly disclosed in the Grimsby Disclosure Letter; or

          5.13.2 such claim arises or is incurred as a result of any voluntary act or omission of the Purchaser or any Affiliate of the Purchaser after the date of this agreement other than any such act or omission which is in the ordinary course of business or is required by law or is pursuant to a legally binding commitment of the Company or any member of the Seller's Group created or entered into before Completion; or

          5.13.3 allowance, provision or reserve in respect of the subject matter of such claim has been made or has otherwise been taken into account or reflected in the mechanics for the calculation of the Final Hivedown Consideration or the Actual Net Working Capital.

    5.14 The Purchaser shall take all reasonable steps to mitigate any loss which may give rise to a Claim including, without limiting the generality of the foregoing, the making of a claim which is available to the Purchaser or its Affiliates under any available insurance policy. It is agreed that:

          5.14.1 no Claim by the Purchaser in respect of a breach of the Warranties shall be enforceable unless written notice thereof (including all material details thereof then reasonably available to the Purchaser) has been given by the Purchaser to the Seller as soon as reasonably practicable after the Purchaser has become aware of the facts and circumstances giving rise to such claim and their implications for the purposes of this agreement and unless such written notice has been duly served on the Seller within 24 months of the Completion Date;

          5.14.2 no other Claims by the Purchaser shall be enforceable unless written notice thereof (including all material details thereof or relating thereto then reasonably available to the Purchaser) has been given by the Purchaser to the Seller (in accordance with the terms of this agreement) as soon as reasonably practicable after the Purchaser has become aware of the facts and circumstances giving rise to the claim and their implications for the purpose of this agreement;

          Provided however that the Purchaser shall be able to bring any Claim against the Seller without complying with the terms of sub-Clauses
          5.14.1 and 5.14.2 hereof to the extent that the Seller has not suffered prejudice as a result of any such non-compliance by the Purchaser.

    5.15 If any claim is made against the Company the subject matter of which might also reasonably be expected to give rise to a Claim, but excluding matters provided for in Schedule 6 in relation to which the specific provisions set out in Schedule 6 shall apply:

          5.15.1 the Purchaser shall, if so requested by the Seller, take all steps which are necessary and reasonable to avoid, resist, appeal, compromise or defend any such claim and any adjudication in respect thereof (but subject in any such case to the Purchaser being indemnified by the Seller against all costs and expenses which may reasonably and necessarily be incurred in connection therewith) and the Seller shall, at its request, be allowed to conduct any negotiations, proceedings or appeals incidental thereto;

          5.15.2 the Seller shall raise no objection to the Purchaser attending (and, where the rights of the Purchaser are, or may be, detrimentally affected) being separately legally represented (at its own expense) and, where appropriate, heard at any negotiations, proceedings or appeals which the Seller has taken conduct of pursuant to sub-Clause 5.15.1 above and the Purchaser shall be consulted by the Seller prior to any compromise, settlement or admission of liability being made by the Seller at such negotiation, proceedings or appeals; and

          5.15.3 the Purchaser shall at all reasonable times and upon reasonable prior notice allow the Seller and its agents reasonable access to all relevant properties of the Grimsby Business, and access to, with the right to inspect and take copies of, all relevant books and records and Grimsby Business Data of the Grimsby Business (as then carried on) subject always to keeping the same confidential other than in respect of necessary disclosures in connection with such action or claim which disclosures shall only be made and then only in compliance with sub-Clause 5.15.4, if required by law or the procedures of any court or tribunal or otherwise with the prior written consent of the Purchaser (such consent not to be unreasonably withheld or delayed);

          5.15.4 if the Seller or its agents become legally compelled (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the information, records, or other material referred to in sub-Clause 5.15.3, the party so compelled shall provide the Purchaser with prompt prior written notice of such requirement so that the Purchaser may seek a protective order or other appropriate remedy. So far as it is legally able so to do, the Seller agrees to cooperate in the Purchaser's efforts to obtain a protective order or other reasonable assurance that confidential treatment shall be accorded any such information. If such protective order or other remedy is not obtained, the party so compelled agrees to disclose only that portion of the information, records, or other material which it is advised by opinion of outside counsel is legally required to be disclosed and to take all reasonable steps to preserve the confidentiality of the information, records, or other material referred to in this sub-Clause 5.15.4.

    5.16 If the Seller pays to the Purchaser any amount under this agreement in respect of any Claim and the Purchaser or the Company is able to recover any sum from any third party (including any insurer) in respect of that Claim, the Purchaser shall, and shall procure that the Company shall, use all reasonable endeavours to so recover any such sum and shall repay to the Seller so much of the amount paid by the Seller as is equal to any sum recovered, after allowing for the reasonable costs and expenses of the Purchaser or the Company reasonably incurred in connection therewith, provided that, in the event that the Purchaser or the Company elects not to recover any such sum from such third party, the Seller shall be entitled at its cost to require that the Purchaser or the Company assign such right of recovery to the Seller. Furthermore, if any liability on the part of the Seller hereunder which results in a payment being made by the Seller to the Purchaser gives rise to any corresponding saving or rebate to the Purchaser or the Company (including any tax saving or rebate) then the value of such corresponding saving or rebate to the Purchaser or the Company shall be set against the liability of the Seller hereunder.

    5.17 Any payment by the Seller made to the Purchaser (or for the Purchaser's benefit) in respect of any liability under this agreement for breach of the Warranties or otherwise shall be deemed to be a reduction in the consideration payable hereunder in respect of the Sale Shares.

    5.18 No party hereto shall be entitled to set off any amounts due to it by any other party (whether under this agreement, the Implementation Agreements or otherwise) against sums owing (or claimed by such other party to be owing) under the terms of this agreement (whether for breach of the Warranties or otherwise).

    5.19 The provisions of this Clause 5 shall have effect notwithstanding any other provisions of this agreement.

    5.20 The parties are of the view that the provisions of Section 343 of the Income and Corporation Taxes Act 1988 and Section 171 of the Taxation of Chargeable Gains Act 1992 will not apply in connection with the sale and purchase of the Grimsby Assets under the Hivedown Agreement and the Seller agrees and undertakes to prepare and submit tax returns on the basis that the said Sections 343 and 171 are not applicable (the "AGREED BASIS"). Subject to compliance by the Seller with the foregoing provisions of this Clause 5.20, the Seller shall have no liability to the Purchaser if, notwithstanding such compliance, Newco fails to obtain capital allowances or allowable expenditure under the said Section 343 in a manner consistent with the Agreed Basis.


       6  SELLER'S INDEMNITY

     6.1 The Seller undertakes to indemnify and keep indemnified the Purchaser, its Affiliates and the Company (the "INDEMNIFIED PARTIES") against all claims by third parties (other than any subsequent purchaser or purchasers of either the Sale Shares or the business or assets of the Company and their successors in title or assigns) giving rise to losses, costs, liabilities, proceedings, claims, demands and expenses (including reasonable legal fees) other than liabilities expressly assumed by the Purchaser pursuant to this agreement or the Implementation Agreements or to the extent that such liabilities have been taken into account in the mechanics for the calculation of the Final Hivedown Consideration or the Actual Net Working Capital
          (together, "LIABILITIES") which may be incurred by any of the Indemnified Parties or to which any of the Indemnified Parties may become subject and which arise as a result of the operation of the Grimsby Business by the Company prior to Completion (unless the claim made by the third party giving rise to the Liabilities was fairly disclosed in the Grimsby Disclosure Letter), including:

          6.1.1 Liabilities arising as a result of the failure by the Company to comply with relevant and legally enforceable corporate or other laws, rules, ordinances or regulations with respect to the operations of the Grimsby Business prior to Completion

          6.1.2 any breach of contract, tort, product liability or other claim arising from, or with respect to, the operation of the Grimsby Business prior to Completion and asserted by any third party; and

          6.1.3 any suit, action, arbitration, charge, governmental investigation, claim, litigation or proceedings pending or threatened at Completion and affecting the Grimsby Business or the Company.

          For the avoidance of doubt, the indemnity contained in this Clause 6 shall not apply to (i) any liability to Taxation; or (ii) any Environmental Liabilities, any failure or omission to obtain or comply with Environmental Authorisations, any failure or omission to comply with any Environmental Laws or any claim by any person in respect of any matter concerning the Environment. All definitions in this sub-Clause (ii) are as defined in Schedule 6.

     6.2 The Purchaser agrees to give the Seller notice of any and all claims asserted against any Indemnified Party for which indemnification is or may be sought under this Clause 6. Such notice shall be given as soon as the Purchaser becomes aware that it has or may have a claim against the Seller under this Clause 6. Failure to give such notice shall not abrogate or diminish the Seller's obligation under this Clause if the Seller has or receives knowledge of the existence of any such claim by any other means or if such failure does not prejudice the Seller's ability to defend such a claim.

     6.3 In any litigation, administrative proceedings, negotiation or arbitration pertaining to any claim for which indemnification is sought pursuant to sub-Clause 6.1 above the Seller shall have the right to select legal counsel to represent any Indemnified Party and otherwise to control such litigation, proceedings, negotiation or arbitration. If the Seller elects to control such litigation, proceeding, negotiation or arbitration, the Purchaser shall have at all times the right fully to participate in the defence at its own expense. If the Seller shall within a reasonable time after notice unreasonably fail to defend the claim, the Purchaser shall have the right but not the obligation to undertake the defence of and to compromise or settle the claim or any other matter on behalf, for the account, and at the risk, of the Seller provided that such settlement shall be negotiated and entered into by the Purchaser on a bona fide basis and shall not exceed the sum claimed. In the event that the claim is one that cannot by its nature be defended solely by the Seller with reference to the personnel and information available to the Seller, the Purchaser shall make available all information and assistance as the Seller may reasonably request at the Seller's expense.

     6.4 Notwithstanding the foregoing provisions, should the subject matter of any litigation, proceeding, negotiation or arbitration include a claim against any Indemnified Party seeking injunctive relief, the Purchaser shall have the right to take exclusive control of the defence of the entire proceedings.


       7  COMPLETION

     7.1 Completion shall take place at the offices of the [ * ] immediately after the signature of this agreement when:

          7.1.1 each party shall provide to the other evidence in a form reasonably satisfactory to the other that it (and each of its relevant Affiliates entering into an Implementation Agreement) has all necessary corporate approvals and its signatories have necessary authority to enter into this agreement and the other agreements referred to herein

          7.1.2   each  party  shall  (or  shall   procure   that  its  relevant
                  Affiliates) duly execute and, to the extent applicable, complete the Implementation Agreements

          7.1.3   the Seller shall deliver to the Purchaser:

                  (i) a duly  executed  transfer  or  transfers in favour of the
                      Purchaser of all the Sale Shares;

                  (ii)share  certificate(s) or other documents of title relating to the Sale Shares (or an express indemnity in a form reasonably satisfactory to the Purchaser in the case of any missing certificates or documents of title);

                  (iii)the  company  books  relating to the  Company,  including certificates of incorporation, common seals, minute books, statutory registers, shareholders' agreements and share certificate books (duly written up to date);

                  (iv)resignations of [all] the  directors  and secretary of the
                      Company in the  Agreed Form;

                  [(v)the written  resignation of the auditors of the Company to take effect on Completion, with acknowledgments signed by them to the effect that they have no claim against the Company and to the effect that there are no circumstances connected with their resignation which they consider should be brought to the notice of the shareholders or creditors of the Company;]

                  (vi)the Grimsby Business Data;

                  (vii)the  documentation  and  title  deeds  to   the   Grimsby
                      Properties   in   accordance   with  the   provisions   of
                      Schedule 2;

          7.1.4   the Purchaser shall pay to the Seller the Consideration;

          7.1.5 the Company shall discharge and pay in full the Estimated Newco Hivedown Debt (being the sum of US$118,410,000) to the Seller, such payment to be made to the TEL Account;

          7.1.6 the Seller shall take, or shall procure the taking of, such steps as may be necessary to:

                  (i) approve the transfers  referred to in sub-Clause 7.1.3 (i)
                      (subject only to the Purchaser arranging and paying any taxes or duties arising in relation to the transfer); and

                  (ii)appoint  such  directors  and  secretary as the  Purchaser may specify as directors and the secretary of the Company.

     7.2 If the Final Hivedown Consideration exceeds the Estimated Hivedown Consideration, the excess shall be paid by the Company to the Seller in accordance with the provisions of sub-Clause 3.2 and Schedule 14 of the Hivedown Agreement, such payment to be made to the TEL Account.


       8  GRIMSBY EMPLOYEES

          The Purchaser agrees to procure that the Company for a period of four years from the Completion Date will procure that:

     8.1 the Grimsby Employees will receive and enjoy contractual remuneration and benefits (including retirement benefits) which, judged objectively, are no less favourable overall than their contractual remuneration and benefits at the Completion Date; and

     8.2 it will not make any unilateral material change to the contractual terms and conditions of employment with the Grimsby Employees (which includes those terms contained in a letter to employees dated 19 June 1991 from the Seller) without prior consultation where required by any local laws or agreements, with recognised trade unions, appropriate employee representatives, or the Grimsby Employees.


       9  GRIMSBY PROPERTIES

          The Seller and the Purchaser shall observe and perform the provisions of Schedule 2 expressed to be observed and performed by each of them respectively.


      10  PENSIONS

          Schedule 4 shall apply.


      11  ENVIRONMENTAL AND COPPERAS

    11.1  The Seller and Purchaser  shall observe and perform the  provisions of
          Schedule 6 expressed to be observed and performed by each of them respectively.

    11.2 The Seller covenants that for a period of three years from and after the Completion Date, none of the Seller and/or any of its Affiliates will directly or indirectly market, sell or offer for sale in the United Kingdom any copperas product provided that nothing in this clause shall prevent the Seller and/or any of its Affiliates from purchasing shares in any company or purchasing any business which carries on as an ancillary part of its entire business (so as not to form a substantial part of the same), the marketing, sale or offer for sale of any copperas product.


      12  ANNOUNCEMENTS

          Neither party shall make or permit any member of the Seller's Group or the Purchaser's Group, as the case may be, to make any announcement concerning this agreement or any ancillary matter except as required by law or any competent regulatory body or with the prior written approval of the other party.


      13  DEFAULT INTEREST

          Subject as otherwise provided to the contrary in this agreement, if any sum due for payment under this agreement or in accordance with this agreement is not paid on the due date the party in default shall pay Default Interest on that sum from the due date until the date of actual payment calculated on a day to day basis.


      14  NOTICES

    14.1 Any notice or other document to be served under this agreement shall be in writing and may be delivered by hand or by courier, sent by fax or by post to the party to be served at its address appearing in this agreement (and marked for the attention of the person whose name is referred to in sub-Clause 14.3 below) or at such other address (or marked for the attention of such other person) as it may have notified to the other party in accordance with this Clause. Any notice or other document sent by post shall be sent by registered post (if both posted and for delivery within the same jurisdiction) or by registered airmail (if posted for delivery outside the jurisdiction in which it is posted), in either case return receipt requested (or any substantially equivalent service).

    14.2  Any  notice  or  document   delivered  or  sent  in  accordance   with
          sub-Clause 14.1 shall be deemed to have been served:

          14.2.1  if delivered by hand, at the time of delivery; or

          14.2.2  if  sent  by  fax,  at  the  time of delivery if sent  between
                  12.01 a.m. and 6.00 p.m. (local time at the destination) or at 10.00 a.m. on the Business Day after transmission if sent at any other time; or

          14.2.3 if posted, at 10.00 a.m. on the second Business Day after it was put into the post if posted for delivery within the same jurisdiction, or at 10.00 a.m. (local time at the place of destination) on the fifth Business Day after it was put in the post if sent by registered airmail.

    14.3 The person to whom notices or documents should be addressed for the purposes of sub-Clause 14.1 is:

          14.3.1  if to be served on the Seller or on Affiliates of the Seller:

                  Vice President & General Manager
                  White Pigment & Mineral Products
                  E.I. du Pont de Nemours and Company
                  Building 36-2nd Floor
                  Barley Mill Plaza
                  Wilmington, Delaware USA 19880
                  Fax: (1) 302 992 6084

                  with a copy to the Company Secretary of Imperial Chemical Industries PLC of Imperial Chemical House, 9 Millbank, London, SW1P 3JF, Fax: (44) 171 798 5170;

          14.3.2  if to be served on the Purchaser:

                  General Counsel
                  N L Industries, Inc.
                  16825 North Chase Drive
                  Suite 1200
                  Houston
                  Texas USA 77060
                  Fax: (1) 281 423 3333

    14.4 In proving service of a notice or document it shall be sufficient to prove that delivery was made by hand or that the envelope containing the notice or document was properly addressed and posted (either by registered post or by registered airmail, as the case may be, in accordance with the requirements of this Clause).


      15  GENERAL

    15.1 Each of the obligations, warranties and undertakings set out in this agreement which is not fully performed at Completion will continue in force after Completion.

    15.2 Unless otherwise expressly stated, all claims made and payments to be made under this agreement shall be made in US Dollars. Payments to the Seller shall be made in immediately available funds to the account of the Seller at the TEL Account or at such other account as the Seller may notify to the Purchaser and to the Purchaser in immediately available funds to the Purchaser Account or such other account as the Purchaser may notify to the Seller. All payments and values under this agreement shall be in US Dollars and, where an amount is not itself calculated in US Dollars, it shall be converted into US Dollars at the mid-market closing exchange rate for that currency in US Dollars as published in the London Edition of The Financial Times published two Business Days prior to the date on which the relevant payment is due or, where no such rate is published, at the rate quoted by Citibank, N.A. at the close of business in London on that date.

    15.3 Save as otherwise provided to the contrary in this agreement, each payment to be made under this agreement shall be made in the currency in which the relevant amount is payable, free and clear of all deductions or withholdings of any kind, except for those required by law and, if any deduction or withholding must be made by law, an additional amount will be paid which is necessary to ensure that the recipient receives a net amount equal to the full amount which it would have received if the payment had been made without the deduction or withholding.

    15.4 None of the rights or obligations under this agreement may be assigned or transferred without the written consent of the other party (the "NON-ASSIGNING Party") other than an assignment of the rights (but not the obligations) to an Affiliate of the assigning party provided that:

          15.4.1 such assignment shall only be permitted if the assignment has no adverse effect on the Non-assigning Party;

          15.4.2 if the Affiliate to which the rights have been assigned ceases to be an Affiliate of the assigning party, the rights which have been transferred shall be re-transferred to the party which originally assigned those rights or to another Affiliate of that original assigning party; and

          15.4.3 it shall be a condition of any such assignment that reasonable notice is given in writing to the Non-assigning Party of the proposal to assign (identifying the rights proposed to be assigned, the identity of the proposed assignee and such other details relating thereto as the Non-assigning Party may reasonably require).

    15.5 Save as otherwise provided in this agreement, each party shall pay the costs and expenses incurred by it and its Affiliates in connection with the entering into and completion of this agreement.

    15.6 This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any party may enter into this agreement by executing a counterpart.

    15.7 No amendment, variation or waiver of this agreement or any provision of this agreement shall be effective unless it is in writing and duly executed by or on behalf of both parties.

    15.8 Both parties shall at their own expense at all times from the date of this agreement do all things as may be required to give effect to this agreement including, without limitation, the execution of all deeds and documents, procuring the convening of all meetings, the giving of all waivers and consents and the passing of all resolutions and otherwise exercising all powers and rights available to them.


      16  WHOLE AGREEMENT

    16.1 Subject to sub-Clause 16.2 below, this agreement and the Implementation Agreements (if and when executed) contain the whole agreement between the parties and their respective Affiliates relating to the transactions contemplated by this agreement and the Implementation Agreements and supersede all previous agreements between the parties and their respective Affiliates relating to such transactions.

    16.2 A provision in another agreement between the parties to this agreement or between the respective parent undertakings of the parties (and whether made before or after the date of this agreement) which refers to this agreement and which extends or supplements any provision in this agreement will be deemed for the purposes of sub-Clause 16.1 above to form part of the whole agreement between the parties as referred to in that sub-Clause.

    16.3 Each of the parties to this agreement acknowledges on its own behalf and on behalf of each of its Affiliates that, in agreeing to enter into this agreement and the Implementation Agreements, it has not relied on any representation, warranty, collateral contract or other assurance (except those set out in this agreement) and waives all rights and remedies which, but for this sub-Clause, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance, provided that nothing in this Clause shall limit or exclude any liability for fraud.


      17  GOVERNING LAW

          This agreement is governed by and shall be construed in accordance with English law.


      18  JURISDICTION

          The parties agree to submit to the exclusive jurisdiction of the English courts for all purposes relating to this agreement. The Purchaser irrevocably appoints Herbert Smith (Ref 554) of Exchange House, Primrose Street, London EC2A 2HS as its agent for service of process.in England.

          AS WITNESS the hands of the duly authorised representatives of the parties on the date which first appears on page 1.

                                                SCHEDULE 1
                                        PARTICULARS OF THE COMPANY
                                               (RECITAL A)

          [      ] LIMITED

           Date and place of incorporation:
           Registered Office:
           Registered number:
           Authorised Share Capital:    GBP *
           Issued Share Capital:        GBP * divided into 2 Ordinary Shares
                                        of GBP1 each
           Shareholders:                Tioxide Europe Limited (or its nominees)
           Directors:
           Secretary:

                                                SCHEDULE 2
                                            GRIMSBY PROPERTIES
                                         (SUB-CLAUSE 7.1.3(VII))

          On Completion the Seller shall deliver to the Purchaser all title documentation (and other documentation disclosed to the Purchaser) in connection with the Grimsby Properties.

                                                SCHEDULE 3
                                                WARRANTIES
                                                (CLAUSE 5)


                                                A. GENERAL



     A.1  CAPACITY AND CONDUCT OF THE GRIMSBY BUSINESS

     (1) The Seller (and each of its Affiliates in respect of the Implementation Agreements to which they are parties) has the requisite power and authority to enter into and to perform this agreement and such Implementation Agreements.

     (2) The Seller (and each of its Affiliates, in respect of the Implementation Agreements to which they are parties) has obtained or satisfied all corporate, regulatory and other approvals, or any other significant conditions, necessary to execute and perform this agreement and the Implementation Agreements.

     (3) This agreement and the Implementation Agreements constitute (or when executed will constitute) valid and binding obligations of the Seller (and each of its Affiliates, in respect of the Implementation Agreements to which they are parties) enforceable in accordance with their terms.

     (4) The execution and compliance with the terms of this agreement by the Seller and the Implementation Agreements by the Seller or its Affiliates (as appropriate) will:

                  (a) not constitute a breach of any Material  Grimsby  Contract to which the Seller (or any of its Affiliates) is a party or by which it or they are bound or entitle any person to terminate or avoid any such agreement or contract;

                  (b) be in  compliance  with  the  Seller's  and the  Company's memorandum and articles of association or other constitutional documents (or those of any of its Affiliates);

                  (c) not contravene any order,  judgment,  decree or regulation or any other restriction of any kind by which the Seller or any of its Affiliates or the Company is bound; or

                  (d) not  result in the loss or  impairment  of or any  default under any licence, authorisation or consent required by the Company for the purposes of its business.

     (5) All factual information contained in Schedule 1 relating to the Company is true and accurate in all material respects.


     A.2  THE COMPANY

          (1)     The   information   relating   to  the  Company  contained  in
                  Schedule 1 is true and accurate.

          (2) Compliance has been made with all legal requirements in connection with the formation of the Company and all issues and grants of shares, debentures or other securities of the Company.


     A.3  OWNERSHIP OF SALE SHARES

          (1) The Seller is the sole legal owner of the Sale Shares which constitute the entire issued share capital of the Company.

          (2) The Seller is entitled to sell and procure the transfer of the full legal ownership in the Sale Shares free from any encumbrance, equity or third party right of whatsoever nature, from any agreement or contract to grant the same and from any claim to any of the same.

          (3) The Sale Shares are fully paid up or credited as fully paid up and constitute the whole of the issued and allotted share capital owned by the Seller in the Company.

          (4) No agreement or contract has been entered into which requires or may require the Company to allot or issue any share or loan capital and the Company has not allotted or issued any securities which are convertible into share or loan capital.


     A.4  SUBSIDIARIES

          (1) The Company is not the holder or beneficial owner of (nor has agreed to acquire) any class of any shares or loan capital or other securities of any other corporation (whether incorporated in the United Kingdom or elsewhere).

          (2) The Company is not and has not agreed to become a member of any partnership or other unincorporated association, joint-venture or consortium (other than recognised trade associations).

          (3)     The Company  does not have any place of business or  permanent
                  establishment   (as  that  expression  is  defined  in  double
                  taxation conventions) outside the United Kingdom.


     A.5  OWNERSHIP OF GRIMSBY ASSETS

          (1) Except for the Excluded Assets and those assets that are leased (as described in the Grimsby Disclosure Letter) the Company has full legal and beneficial title to all the Grimsby Assets reflected in the Grimsby Financial Information (save for current assets and fixed assets worth less than US$100,000, both as defined for the purposes of the Grimsby Financial Information, disposed of by the Company in the ordinary course of its business since 28 February 1998) and to all Grimsby Assets acquired by the Company since 28 February 1998.

          (2) None of the Grimsby Assets is subject to any encumbrance (including without limitation any debenture, mortgage, charge, lien, deposit by way of security, bill of sale, option or right of preemption) except those that arise in the ordinary course of business and do not have a material adverse effect on the Grimsby Business. All significant items of Grimsby Plant and Equipment have been regularly and adequately maintained where such maintenance is normally required and are in reasonable working order having regard to their age and use and taken as a whole are capable of operating the Grimsby Business fully and effectively as previously carried on by the Company.

          (3) Save for fluctuations and variations in the Grimsby Stocks due to normal business factors including without limitation production schedules and market demand (including seasonal factors affecting the same) the Grimsby Stocks in aggregate comprise broadly the same mix of products as has been required and has been maintained at levels sufficient to meet the level of sales of the Grimsby Business for the last four quarters. The Grimsby Stocks are owned by the Company free and clear of all liens, claims, charges and encumbrances other than any such interests arising in the ordinary course of business. The Grimsby Stocks are located at the Grimsby Properties.

          (4) The Company owns or has the right to use all the property rights and assets necessary for the Company to carry on fully and effectively the Grimsby Business in the manner in and to the extent to which it is presently conducted.

          (5) The Grimsby Business Data (other than historical Grimsby Business Data) contains in all material respects bona fide and accurate records of all matters customarily or required to be dealt with therein. The Grimsby Business Data and the Company's information, and the means of access to them are exclusively owned by it and under its direct control or are under its authority.

          (6) The Grimsby Disclosure Letter contains details of the current insurance arrangements applicable to the Grimsby Business. Those arrangements are in full force and effect, all premiums have been duly paid and so far as the Seller is aware, nothing has been done or omitted to be done which would make any policy of insurance of the Company void or voidable. There is no material claim outstanding under any such arrangement.


     A.6  COMPLIANCE WITH STATUTES

          In  relation  to  the  Grimsby   Business,   the  Company  is  not  in
          contravention of any statute, order or regulation of the United Kingdom or any relevant foreign country, including but not limited to the Foreign Corrupt Practices Act and the United States anti-boycott regulations, which is likely to result in a fine or penalty or which would have a material adverse effect on the Grimsby Business. There is no order, decree or judgment of any court or governmental agency of the United Kingdom or any foreign country outstanding against the Company in relation to the Grimsby Business.


     A.7  LICENCES AND CONSENTS

          In relation to the operation of the Grimsby Business prior to the Transfer Time by the Seller, the Grimsby Business had all governmental authorisations licences and consents necessary to own and operate the Grimsby Assets and to carry on the Grimsby Business in the manner in which such business was carried on. All such authorisations, licences and consents were valid and subsisting and were complied with in all material respects. The Seller has paid all fees due under the same. A list of material Permits relating to the Grimsby Business has been disclosed and identified in the Grimsby Disclosure Letter.


     A.8  LITIGATION

          (1) Except as disclosed in the Grimsby Disclosure Letter, the Company is not engaged in any litigation or arbitration proceedings except as plaintiff for collection of debts in the ordinary course of business which is likely to involve the Company claiming or paying sums in excess of US$100,000 or which otherwise will have a material effect on the operation of the Company and the Grimsby Business and there are no such proceedings pending and no letter before action has been received by the Company and so far as the Seller is aware there are no facts likely to give rise to any such proceedings. The Seller has disclosed in the Grimsby Disclosure Letter a list (which is complete and accurate in all material respects) which includes a general description of each pending law suit, claim, including customer complaints, administrative proceedings, arbitration, labour dispute or governmental investigation or inspection to which the Company is a party or involves the operation of the Grimsby Business and which is likely to involve the Company claiming or paying sums in excess of US$100,000. The Seller has disclosed in general terms all material (individually or in the aggregate) product liability claims received by the Company or by the Seller during the last 3 years. There are no orders decrees judgments or agreements with any Court or governmental authority to which the Company or the Seller (on behalf of the Company) is a party or by which the Company or the Seller are bound and which will have a material effect on the operation of the Company and the Grimsby Business.

          (2) No administrator, receiver or administrative receiver or any other equivalent officer has been appointed in respect of the Company or in respect of any parts of the assets or undertakings of the Company.

          (3) No petition has been presented, no order has been made, no resolution has been passed and no meeting has been convened for the winding-up of the Company or for an administration order to be made in relation to the Company nor has any such order been made.

          (4) No voluntary arrangement has been approved under Part I Insolvency Act 1986 and no compromise or arrangement has been sanctioned under Section 425 of the Act in respect of the Company.

          (5)     The Company has not become unable to pay its debts.

          (6) No distress, distraint, charging order, garnishee order, execution or other process has been levied or applied for in respect of the whole or any part of any of the property, assets and/or undertaking of the Company.


     A.9  ENVIRONMENTAL MATTERS

          (1)     Environmental authorisations

                  In relation to the Grimsby Business:

                  (a) Prior  to the  Transfer  Time,  the  Seller  had  lawfully obtained all Environmental Authorisations and each such authorisation at such time was in full force and effect and the Seller had complied at all times therewith and the Company, having obtained all such Environmental Authorisations (on the same terms and subject to the same conditions as those held by the Seller), will be able to continue to comply in the future with all conditions of such authorisations.

                  (b) No works or costs  are or will be  necessary  to obtain or
                      secure   compliance   with  or   maintain   any   existing
                      Environmental Authorisations or their conditions or otherwise to comply with Environmental Laws.

                  (c) The Company has received no  communication  in any form in respect of any Environmental Authorisation varying, modifying in any material respect, revoking, suspending or cancelling the same or indicating an intention or threatening so to do and so far as the Seller is aware there are no facts or circumstances which may result in any Environmental Authorisation being so varied, modified, revoked, suspended or which may prejudice their renewal.

                  (d) So far as the Seller is aware all appropriate or necessary action in connection with the renewal or extension of an Environmental Authorisation has been taken.

                  (e) The  Company is not  engaged  in and,  so far as Seller is aware, there are no facts which make it likely or desirable that it should be engaged in any appeal in respect of any Environmental Authorisation or any conditions contained therein or any refusal of any Environmental Authorisation.

                  (f) So far as the  Seller  is  aware  there  is no  reason  to believe that those Environmental Authorisations which have been applied for but which have not yet been granted or are pending will not be granted within a reasonable period of time and on terms which are acceptable in order for the Company to continue its current business operations.

                  (g) So  far  as the  Seller  is  aware  the  execution  and/or performance of this agreement and all other documents which are to be executed at Completion will not result in any Environmental Authorisations being varied, modified, revoked, suspended, cancelled, or not renewed.

          (2)     Compliance with Environmental Laws

                  In relation to the Grimsby Business:

                  (a) The Company is in compliance with  Environmental  Laws and the state and use of the Grimsby Properties have been at all times in conformity with Environmental Laws.

                  (b) The Company has not received any communication in any form from any competent authority requiring the taking of remedial or other steps in relation to the pollution or protection of the Environment or the state or use of the Grimsby Properties. So far as the Seller is aware there are no circumstances which might give rise to such communications being received and the Seller is not aware of any intention on the part of any such authority to give such notice.

                  (c) No proceedings or other action, claim or investigation are or have been in existence or are so far as the Seller is aware pending or threatened against the Company arising from or in relation to any Environmental Authorisations or otherwise concerning Environmental Laws.

          (3)     Liability

                  In relation to the Grimsby Business:

                  (a) The  Company or the  Seller,  in  relation  to the Grimsby
                      Business, has not received any notice or intimation of any complaint or claim from any person in respect of any matter concerning the Environment.

                  (b) The  Company or the  Seller,  in  relation  to the Grimsby
                      Business, are not and have not been engaged in any action, litigation, arbitration or dispute resolution proceedings relating to or concerning any actual or potential liability under Environmental Laws and the Seller is not aware of any such matters pending or being threatened or of any circumstances or facts likely to give rise to any such matters.

                  (c) The  Company or the  Seller,  in  relation  to the Grimsby
                      Business, are not and have not been subject to any injunction or similar remedy or order by a court of competent jurisdiction, or to any undertakings given to such court in respect of any matters relating to or concerning the Environment.

          (4) As far as the Seller is aware, there has not been in relation to the Grimsby Business in the last three years any adverse report, complaint or investigation of the Health and Safety Executive (or any non UK equivalent if any) or any prosecution, formal caution or warning for any violation of any applicable laws or regulations including the Health and Safety at Work etc. Act 1974 and the Control of Substances Hazardous to Health Regulations 1987.

    A.10  DATA ROOM DOCUMENTS

          (1) Save as disclosed in Schedule 7 of the Grimsby Disclosure Letter, so far as the Seller is aware, each licence, permit, contract, list and report set out in Annex 1 and disclosed in the Data Room, and identified on Annex 1 by reference to the reference number set out in the Data Room Index annexed to the Grimsby Disclosure Letter:

                  (a) other than where redacted, is a true copy of the original;

                  (b) is the latest version thereof;

                  (c) is complete; and

                  (d) has not been  altered,  amended  or varied  since the date thereon.

          (2) To the extent that any note, summary or response to questions of or in respect of the documents set out in Annex 1 referred to in sub-Paragraph A.10(1) contains any expression of opinion of the ICI Group (not including the opinion of third parties), such opinion reflects the current reasonably held opinion of its author given in good faith taking into account the respective author's knowledge and understanding.

                                     B. GRIMSBY FINANCIAL INFORMATION
          (1) The Grimsby Financial Information has been derived from the books of the Grimsby Business of the Seller, which books have been regularly and consistently kept and maintained using ICI's normal accounting policies and practices as set out or referred to in the ICI's Controller's Manuals (and the policies contained in these Manuals are in accordance with UK
                  GAAP) as applied by the Seller on a consistent basis in accordance with UK GAAP and, on such basis, represents the assets and liabilities of the Grimsby Business as at 28 February 1998.

          (2) The Grimsby Financial Information does not, so far as the Seller is aware, materially mis-state any of the matters presented therein. Since 28 February 1998 there has been:

                  (a) no  material   change  in  any   accounting  or  inventory
                      valuation methods used by the Company in connection with the Grimsby Assets;

                  (b) no upward re-valuations of existing Grimsby Stocks; and

                  (c) no  material  adverse  change in the  Grimsby  Business or financial condition of the Company, which for this purpose shall not include the inherently cyclical nature of the titanium dioxide industry or general economic conditions.


                                     C. ANTI-COMPETITIVE ARRANGEMENTS
          (1) The carrying on of the Grimsby Business by the Company does not require any agreement, arrangement, concerted practice or course of conduct which is material to the Grimsby Business and which:

                  (a) is subject to  registration  under the  Restrictive  Trade
                      Practices Acts 1976 and 1977 but is not so registered;

                  (b) infringes  Article 85 or 86  of  the  Treaty  establishing the  European Community;

                  (c) is an  "anti-competitive  practice"  within the meaning of the Competition Act 1980.

          (2) The Company or the Seller, in relation to the Grimsby Business, have not received in the last three years any process, notice or communication, formal or informal, from the Office of Fair Trading or Directorate General IV of the European Commission, relating to any aspect of the Grimsby Business which alleges any illegal practices in relation to the Grimsby Business and so far as the Seller is aware no such process, notice or communication is likely to be received.

                                      D. MATERIAL GRIMSBY CONTRACTS
          (1) Copies of all the Material Grimsby Contracts are annexed to the Grimsby Disclosure Letter.

          (2) The Company is not in breach of, or default under, any of the Material Grimsby Contracts or any other Grimsby Contracts the consequence of which would or may have a material adverse effect on the Company in relation to the Grimsby Business and, so far as the Seller is aware, no state of facts exists or event has occurred, is pending or is threatened which, after the giving of notice or the lapse of time, would or may constitute or result in a breach or a default by the Seller or by the Company or any other person, firm, corporation or entity of or in relation to any contract the consequences of which would have a material effect on the operation of the Grimsby Business. All Material Grimsby Contracts are legal valid and binding obligations of the Company and are enforceable in accordance with their terms.


                                           E. GRIMSBY EMPLOYEES
          (1) Particulars of the material terms of employment of all Grimsby Employees and officers of the Company are annexed to the Grimsby Disclosure Letter and such particulars are true, complete and accurate in all material respects.

          (2) No Grimsby Employee of Grade 37 or above has given to the Company or the Seller and neither the Company nor the Seller have received, or given, notice of termination of his employment.

          (3) No more than 50 Grimsby Employees at the Grimsby Site have given to the Company or the Seller and neither the Company nor the Seller have received, or given, notice of termination of their employment.

          (4) Standard form consultancy agreements, agency or self-employed or contracted labour agreements or contracts where sums in excess of GBP50,000 per annum are paid or are payable by the Company have been disclosed in the Grimsby Disclosure Letter.

          (5) The collective agreements, union recognition agreements and European Works Council agreements annexed to the Grimsby Disclosure Letter are all the agreements between the Company and the trade unions or representative bodies constituted pursuant to the European Works Council Directive No. 94/45/EC.

          (6) So far as the Seller is aware, there is no material industrial action by the Grimsby Employees pending or threatened in relation to the Grimsby Business nor has there been within the last 12 months.

          (7) Since 28 February 1998 there has been no material change in rates of remuneration or other benefits or other terms of employment of the Grimsby Employees. The Company is not a party to any contractual arrangement to make material changes to remuneration or other benefits or other terms of employment or to establish any new bonus arrangements for the Grimsby Employees.

          (8) Particulars of all loans made by the Company to Grimsby Employees which are in excess of US$100,000 and which shall remain outstanding at Completion, together with sums owed by the Company to any Grimsby Employee (other than remuneration and other contractual or customary benefits) which are in excess of US$100,000, are disclosed in the Grimsby Disclosure Letter.

          (9) No Grimsby Employee of Grade 37 or above previously employed by the Company has a right to return to work or any right to be reinstated or re-engaged by the Company whether under statute or otherwise.

          (10) No more than 50 Grimsby Employees at the Grimsby Site, previously employed by the Company, have a right to return to work or any right to be re-instated or re-engaged by the Company whether under statute or otherwise.

          (11) A list of all Grimsby Employees of Grade 37 and above seconded from ICI at the Grimsby Site is set out in or annexed to the Grimsby Disclosure Letter.

          (12) In relation to the Grimsby Employees, there are no existing nor, so far as the Seller is aware, threatened arbitration procedures arising out of or under any union recognition or works council agreement covering the Grimsby Employees nor, so far as the Seller is aware, does any basis therefore exist nor has the Seller or the Company received any request for recognition or representation by any trade union not currently recognised on the Grimsby Site.

          (13) The Company has complied in all material respects with all statutes, regulations, orders and codes of conduct relating to employment and relations with Grimsby Employees and trade unions and has maintained records required by law regarding the service of each of its Grimsby Employees.

          (14) The Grimsby Disclosure Letter contains approximate numbers of Grimsby Employees at the Grimsby Site as at the stated date together with approximate numbers of Grimsby Employees below
                  Grade 37 and approximate numbers of Grimsby Employees above Grade 37. The Grimsby Disclosure Letter also contains approximate numbers of employees of the Company who are employed at locations other than at the Grimsby Site.

                  For the purposes of these employment warranties alone, "GRIMSBY EMPLOYEES" means employees of the Company who are employed at the Grimsby Site and Grimsby Site means the Factory at Pyewipe Road, details of which are set out in Part 1 Section 2 of Schedule 2.

                  For the purposes of these employment warranties "GRADE 37" refers to a particular grade of employee, as determined by the Company, using the Hay-MSL evaluation system.


                                               F. PENSIONS
          In this Part F: "SCHEME DOCUMENTS" means the documents relating to the Scheme identified in the Grimsby Disclosure Letter.

          (1) Except pursuant to the Scheme, the Company has not paid, provided or contributed towards, and is not under any obligation (whether or not legally enforceable) to pay, provide or contribute towards any relevant benefit (as defined in Section 612(1) of the Income and Corporation Taxes Act 1988 (referred to in this Part F as ICTA)), payable on death or retirement for or in respect of any present or past officer or employee (or any spouse, child or dependant of any of them) of the Company.

          (2) The Scheme Documents comprise all the documents governing the Scheme including all explanatory booklets and announcements to the employees describing the terms of the Scheme (other than routine benefit statements) of current effect and full particulars of any enhancement of benefit and contributions payable to the Scheme and there is no obligation to provide or continue to provide benefits in respect of employees or former employees of the Company under the Schemes other than as revealed in the Scheme Documents.

          (3) The Scheme is approved as an exempt approved scheme (within the meaning of Chapter I of Part XIV of ICTA) and there is in force in respect of the employments to which the Scheme relates an appropriate contracting-out certificate (within the meaning of section 7 of the Pension Schemes Act 1993) and so far as the Seller is aware nothing has been done or omitted to be done which will or may result in the Scheme ceasing to be approved as an exempt approved scheme or the contracting-out certificate in respect of the Scheme being cancelled, surrendered or varied.

          (4) So far as the Seller is aware, the Scheme has at all times complied with the provisions of all relevant statutes, regulations and requirements and has been administered in accordance with the trusts, powers and provisions of the Scheme and with due regard to the general requirements of trust law and the advisers to the Scheme have not had and do not have any cause to report any matter to OPRA.

          (5) So far as the Seller is aware, the Company has complied in all material respects with its obligations under the Scheme and all amounts due to be paid to the Scheme by it and its employees have been paid.


                                          G. GRIMSBY PROPERTIES
          (1) The Grimsby Properties constitutes all of the freehold or leasehold or other immovable property owned by occupied or used by the Company.

          (2) The particulars of the Grimsby Properties shown in Schedule 2 to the Hivedown Agreement (including in the case of registered land the class of title and title number) are true, complete and correct. The use of the Grimsby Properties for the purpose stated in Schedule 2 to the Hivedown Agreement corresponds to the use to which it is in fact put or (where the Grimsby Properties is not presently in use) to the use to which it was last in fact put.

          (3) The Company has a good and marketable title to the Grimsby Properties for the estate or interest stated in Schedule 2 to the Hivedown Agreement, free from any defects, and has in its possession, or under its control, all duly stamped deeds and documents which are necessary to prove title to the Grimsby Properties, and such title has already been fully deduced to the Purchaser's Solicitors.

          (4) The Company does not require the use and is not in occupation of or entitled to any estate or interest in any land or premises save for the Grimsby Properties. The Company is in exclusive occupation of the whole of the Grimsby Properties and on completion shall be in exclusive occupation of the whole of the Grimsby Properties.

          (5) The Grimsby Properties are not affected by any of the following matters:

                  (a) any   easement,   reservation,    covenant,   restriction,
                      agreement,    licence,   franchise,    mortgage,   charge,
                      encumbrance, or third party right;

                  (b) any notice, order, proposal, dispute or complaint relating to it or its present use under any legislation, agreement, covenant, condition, licence or consent; or

                  (c) outgoings  (other  than  uniform  business  rates,   water
                      charges and other standard payments to the relevant water company including, without limitation, insurance premiums and other usual business expenses), whether of a periodically recurring nature or otherwise and whether payable by the owner or occupier of the relevant property.

          (6) All obligations, restrictions, conditions and covenants (including any imposed by or pursuant to any lease but excluding any referred to in paragraph A.9 above) affecting the Grimsby Properties has been observed and performed so far as the Seller is aware and there are no subsisting allegations of a breach of any thereof relating to the Grimsby Properties or its present use under any legislation, agreement, covenant, condition, licence or consent other than those referred to in paragraph A.9 above by any competent authority or other person or so far as the Seller is aware any circumstance which might give rise to such a breach.

          (7) The Grimsby Properties are in a good and substantial state of repair and condition and fit for the purposes for which they are presently used and the Company or the Seller has not used in the Grimsby Properties any substances not in conformity with relevant British or European standards or codes of practice or which are generally known to be deleterious to health and safety and there are no uncompleted works of any description at the Grimsby Properties other than routine maintenance.

          (8) There are no subsisting allegations that the use of the Grimsby Properties for the purpose stated in Schedule 2, Parts I and II of the Hivedown Agreement is not the permitted user under the provisions of all relevant legislation (including, without limitation, legislation relating to town and country planning and health and safety but excluding environmental protection) or regulations made under such legislation or is not in accordance with the requirements of the local planning and all other competent authorities or that any restrictions, conditions and covenants imposed by or pursuant to such legislation have not been observed and performed and no agreement has been entered into under section 106 Town and Country Planning Act 1990 (or any similar statutory provision) in respect of the Grimsby Properties.

          (9) The copy documents disclosed and the replies given by Linklaters & Paines to the Purchaser's Solicitors' written enquiries concerning the Grimsby Properties are true, complete and accurate in all material respects.

          (10) The Company has no liabilities or contingent liabilities (but excluding any matters referred to in paragraph A.9 above) in respect of any properties (other than the Grimsby Properties) (or any interest therein) whether by privity of contract or by way of guarantee or surety or otherwise.

          (11) The Grimsby Properties have the benefit of all rights, easements and consents reasonably required for the occupation and operation of such properties for their present use and any plant, machinery and processes thereat and such rights, easements and consents are enjoyed on terms which do not permit them to be determined by any third party or by effluxion of time.

          (12) There are no outstanding liabilities to make payments in respect of rates, water charges, or any other charges payable in respect of the Grimsby Properties to any governmental, state, municipal or other similar authority.


                                         H. INTELLECTUAL PROPERTY
          (1) So far as the Seller is aware, the rights to be licensed to the Company at Completion in respect of Intellectual Property and Technical Information are all of those considered by the Seller to be necessary for the conduct of the Grimsby Business by the Company as now conducted.

          (2) Except as set out in the Grimsby Disclosure Letter, the Seller has not received actual notice of infringement by others or of attacks on the validity of or on the Seller's or its Affiliates title to any Intellectual Property used exclusively in the Grimsby Business. The Grimsby Disclosure Letter identifies the status of the relevant patents and, so far as the Seller is aware, whether or not such patents are currently being opposed.

          (3) The Seller does not have actual knowledge and has not received written notification that activities of the Grimsby Business infringe the Intellectual Property of any third party (the Seller having no obligation to conduct investigations in relation to any such potential infringement).

          (4) So far as the Seller is aware, all material agreements relating to Intellectual Property and Technical Information to which the Seller is a party and which relate to the Grimsby Business are listed in the Grimsby Disclosure Letter.


                                                I. BROKERS
          Neither the Seller nor the Company has employed any investment banker, broker or finder or incurred any liability for any brokerage fees, commissions, finders' fees or similar payments in connection with the transactions contemplated by this agreement for which the Purchaser or the Company may be liable.


                                              J. THE COMPANY
          As at the Completion Date, the Company has not carried on any business or trade and has no liabilities or obligations (actual or contingent) except for (i) any liabilities or obligations assumed by the Company pursuant to the terms of the Hivedown Agreement or any document entered into pursuant thereto; (ii) any liability to stamp duty arising from completion of the Hivedown Agreement; and (iii) any liability incurred in the ordinary course of the Grimsby Business since the Transfer Time.


                                         K. MILLENNIUM COMPLIANCE
          (1) For the purposes of this agreement "Millennium Compliant" means that the Computer Systems are capable of the following functions before during and/or after 1 January 2000:

                  (a) handling  date  information  involving  all and any  dates before, during and/or after 1 January 2000 including accepting date input, providing date output and performing date calculations in whole or part;

                  (b) operating   accurately  without  interruption  on  and  in
                      respect of any and all dates before, during and/or after 1 January 2000 and without any change in performance;

                  (c) responding to and  processing two digit year input without creating any ambiguity as to the century; and

                  (d) storing  and  providing  date  input  information  without creating any ambiguity as to the century.

          (2) The Grimsby Disclosure Letter contains material details of the measures that have been implemented within the Grimsby Business to determine the extent to which its Computer Systems are not Millennium Compliant, and material details of any programme undertaken by the Grimsby Business with a view to its Computer Systems achieving Millennium Compliance (or so close to Millennium Compliance as is practicable).


                                       L. INTRA-GROUP ARRANGEMENTS
          (1) Except as provided for in the Hivedown Agreement and any document entered into pursuant thereto and any liability incurred in the ordinary course of the Grimsby Business since the Transfer Time, there is no indebtedness or liability (actual or contingent) nor any security owed by the Company to any member of the Seller's Group or the ICI Group (in each case as constituted following Completion) other than arising in the ordinary course of business and as conducted on arm's length terms.

          (2) Except as provided for in the Hivedown Agreement and any document entered into pursuant thereto and any liability incurred in the ordinary course of the Grimsby Business since the Transfer Time, there is no agreement or contract to which the Company is a party and to which any member of the Seller's Group or the ICI Group (in each case as constituted following Completion) is a party or in which any such member is otherwise interested in any way whatsoever which shall continue beyond the Completion Date.


                                                M. DEBTORS
          (1) The Company has not made, or entered into any contract or agreement to make any loan to, or other arrangement with, any person as a result of which it is or may be owed any money other than trade debts incurred in the ordinary course of business and cash at bank.

          (2) The Company is not entitled to the benefit of any debt otherwise than as the original creditor and has not factored or discounted any debt or agreed to do so.

          (3) All of the debts which will be reflected in the Final Completion Statement (as defined in the Hivedown Agreement) as owing to the Company (apart from bad and doubtful debts to the extent to which they have been provided for in the Final Completion Statement) will realise their full value as included in the Final Completion Statement within the payment terms agreed with the respective debtors.

                                                SCHEDULE 4
                                                 PENSIONS
                                               (CLAUSE 10)


       1  DEFINITIONS

          "ACTUARY'S LETTER" means the letter from the Scheme Actuary to the Purchaser's Actuary attached to this agreement at Schedule 9.

          "PAYMENT DATE" means the date on which payment is due under paragraph 3.5.

          "PURCHASER'S SCHEME" means the Scheme nominated under paragraph 2.1 and, where the context requires, the trustees thereof.

          "PRINCIPAL EMPLOYER" means Tioxide Group Limited until the date on which it ceases to be the Principal Employer of the Scheme and, after that date, the Seller.

          "SCHEME" means the Tioxide Pension Fund and, where the context requires, the trustees thereof.

          "TIMING ADJUSTMENT" has the meaning set out in the Actuary's Letter.

          "TRANSFERRING MEMBER" means a Grimsby Employee who is a member of the Scheme on the Completion Date who consents to a transfer of assets being made for him to the Purchaser's Scheme under paragraph 2.3.

          "PURCHASER'S ACTUARY" means the actuary or firm of actuaries appointed by the Purchaser for the purpose of this Schedule.

          "SCHEME ACTUARY" means Graham Harman of Sedgwick Noble Lowndes Limited or any other actuary or firm of actuaries appointed by the Principal Employer for the purpose of this Schedule.


       2  THE PURCHASER'S SCHEME

     2.1 The Purchaser will, on or before Completion Date, nominate the Purchaser's Scheme being a scheme which is a contracted-out and an exempt approved scheme for the purposes of Chapter I Part XIV of the Income and Corporation Taxes Act 1988 ("ICTA") or capable of being a contracted-out and exempt approved scheme and which is permitted by its rules to receive transfer payments in respect of Transferring Members on the terms of this Schedule. The Purchaser will use its best endeavours to ensure that this does not change after the Completion Date.

     2.2 Unless a Grimsby Employee requests otherwise within four weeks of the Completion Date, each Grimsby Employee who is a member of the Scheme immediately before the Completion Date shall join the Purchaser's Scheme with effect from the Completion Date. Any Grimsby Employee who has not become eligible to join the Scheme by the Completion Date will be able to join the Purchaser's Scheme on the date he would have become eligible to join the Scheme if it had continued to apply to him.

     2.3 The Principal Employer and the Purchaser will use all reasonable endeavours to ensure that each Grimsby Employee who is a member of the Scheme immediately before the Completion Date and who becomes a member of the Purchaser's Scheme is given the opportunity (in terms approved by the Principal Employer and the Purchaser, such approval not to be unreasonably withheld), of consenting within eight weeks of the Completion Date to a transfer of assets being made for him from the Scheme to the Purchaser's Scheme.

     2.4 The Purchaser's Scheme will provide benefits and require employee contributions in respect of each Transferring Member's service with the Company from the Completion Date which are comparable with those being provided and required under the Scheme and on a basis which is substantially no less favourable overall (to the satisfaction of the Principal Employer's Actuary) than the basis on which benefits are being provided immediately before Completion for (and contributions required from) the Transferring Members under the Scheme.

       3  TRANSFER PAYMENT FROM SCHEME

     3.1 The Principal Employer will use reasonable endeavours to ensure that on the Payment Date the trustees of the Scheme transfer to the Purchaser's Scheme an amount equal to the value of the benefits payable under the Scheme in respect of the Transferring Members' service before the Completion Date calculated as at the Completion Date on the bases set out in the Actuary's Letter ("TRANSFER AMOUNT"), with the adjustments set out below.

     3.2 The Transfer Amount will be adjusted by reference to the Timing Adjustment for the period between the Completion Date and the close of business on the day before the date on which payment is made to the Purchaser's Scheme.

     3.3 The Transfer Amount as adjusted by paragraph 3.2 will be calculated by the Scheme Actuary and agreed by the Purchaser's Actuary within 14 days of the Scheme Actuary notifying the Transfer Amount to the Purchaser's Actuary.

     3.4 Payment to the Purchaser's Scheme will be made on the following conditions:

          3.4.1 that the Inland Revenue has given its consent to the making of the payment;

          3.4.2 the Purchaser has complied with all its obligations in this Schedule;

          3.4.3 the Transfer Amount has either been agreed under paragraph 3.3 or determined under paragraph 6;

          3.4.4 the trustees of the Purchaser's Scheme have confirmed that they will accept the payment on the terms set out in paragraph 4.

     3.5 Payment to the Purchaser's Scheme (adjusted in accordance with paragraph 3.2) is due on the later of the following:

          3.5.1   3 months after the Completion Date; and

          3.5.2 14 days after the date when the last of the conditions in paragraph 3.4 has been satisfied.

     3.6 The Principal Employer and the Purchaser will use all reasonable endeavours to secure agreement between the Scheme and the Purchaser's Scheme respectively as to the particular assets to be transferred representing the amount due. If agreement is not reached by the Payment Date, the transfer will be in the form of assets of the Scheme listed on the London Stock Exchange and selected by the Trustees of the Scheme as a representative selection of such listed assets held by the Scheme. To the extent that any part of the amount due is paid in cash, the amount due will be reduced by two per cent. Any securities to be transferred will be valued at the mid-market price at the close of business on the relevant stock exchange on the day before the date of transfer.

     3.7 If the trustees of the Scheme do not pay the Transfer Amount calculated and adjusted in accordance with paragraphs 3.2 and 3.6 in full on the Payment Date, the Principal Employer will pay to the Purchaser the amount of the difference ("SHORTFALL") less the rate of corporation tax current at the date of payment. If they make a larger transfer payment to the Purchaser's Scheme than the Transfer Amount adjusted in accordance with paragraphs 3.2 and 3.6, the Purchaser will pay the amount of the difference to the Principal Employer less the rate of corporation tax current at the date of payment.

     3.8 No payment shall be due from the Principal Employer pursuant to 3.7 above:

          3.8.1 if the reason for the payment not having been made to the Purchaser's Scheme by the expiry of the time limit referred to above is the failure of the Purchaser's Scheme for whatever reason to accept the whole or any part of the payment or if the reason is any other reason outside the control of the Trustees of the Scheme but, if no payment is due from the Principal Employer because of any such other reason outside the control of the Scheme, payment will become due (subject to the other provisions of this paragraph 3) if and when such reason ceases to exist;

          3.8.2 unless the Purchaser undertakes in writing to the Principal Employer to pay the Shortfall forthwith to the Purchaser's Scheme and to procure that such amount be applied by the Purchaser's Scheme to provide benefits for the Transferring Members in respect of their pensionable service in the Scheme before the Completion Date as mentioned in paragraph 4.


       4 BENEFITS TO BE PROVIDED BY THE PURCHASER'S SCHEME IN RESPECT OF SERVICE UNDER THE SCHEME

     4.1 The Purchaser shall procure that the pension entitlements under the Purchaser's Scheme in respect of any member of the Purchaser's Scheme who:

          4.1.1   was  a  member of the Scheme immediately before the Completion
                  Date;

          4.1.2 has not consented to a transfer of assets being made for him from the Scheme to the Purchaser's Scheme; and

          4.1.3 who dies after the Completion Date, but before the last date on which he is able to give such consent under the invitation referred to in paragraph 2.3.

          will be augmented. The augmentation will be such that the amount of the widow's or widower's and any child's or dependant's pension which is payable in respect of such member from the Purchaser's Scheme shall be increased so that the total of such benefits payable in respect of such member under the Scheme and the Purchaser's Scheme shall be the same as that which would have been payable had that employee died while in service immediately before the Completion Date.

     4.2 The Purchaser will ensure that the Purchaser's Scheme accepts liability for each Transferring Member's accrued rights to a guaranteed minimum pension and accrued rights under section 9(2B) of the Pension Schemes Act 1993 and provides benefits in respect of such payment in accordance with regulations made under Sections 12C or 20 of that Act.

     4.3 The Purchaser will ensure that the Purchaser's Scheme credits, with effect from the Completion Date, each Transferring Member with final salary type benefit overall at least equal in value, as determined by the Scheme Actuary with the agreement of the Purchaser's Actuary, to those applying for and in respect of him under the Scheme immediately before the Completion Date. For this purpose benefits will be valued under both schemes on the basis of the assumptions and methods set out in the Actuary's Letter. If the trustees of the Scheme notify the trustees of the Purchaser's Scheme that a specified part of the assets transferred for a particular Transferring Member relates to benefits not calculated by reference to pensionable service, the Purchaser will ensure that he is entitled to equivalent benefits under its scheme.

       5  NO ASSISTANCE

          The Purchaser agrees that neither it nor the Company nor the Purchaser's Scheme will take any action or provide any assistance to any person (direct or indirect) which might or would result in any claim being made against the Trustees of the Scheme or the Principal Employer, or in the Scheme transferring a smaller or a larger amount than the amount payable under paragraph 3.1 to the Purchaser's Scheme.


       6  DISPUTES

          In the event that the Scheme Actuary and the Purchaser's Actuary shall not agree any matter on which their agreement is required under this Schedule, the matter may be referred upon the application of either the Principal Employer or the Purchaser to an independent actuary appointed by the President for the time being of the Institute of Actuaries on the application of either the Principal Employer or the Purchaser. That actuary shall determine the matter in accordance with this Schedule (including the Actuary's Letter) acting as an expert and not as an arbitrator and his decision shall be final and binding. His expenses shall be borne equally by the Principal Employer and the Purchaser unless he makes a recommendation that they shall be borne otherwise.


       7  VOLUNTARY CONTRIBUTIONS

          Nothing previously contained in this Schedule will apply to voluntary contributions or to benefits secured by them. However, the Principal Employer will use reasonable endeavours to ensure that the assets representing Transferring Members' voluntary contributions will be transferred to the Purchaser's Scheme, and the Purchaser will ensure that in that event its scheme provides benefits for the members concerned equal in value to the assets transferred.

                                                SCHEDULE 5
                                        IMPLEMENTATION AGREEMENTS
                                             (SUB-CLAUSE 1.1)



     1.1 Service Agreement for transitional IT arrangements between the Seller (or an Affiliate of the Seller) and the Company

     1.2 Service Agreement (Eutech) between ICI (or an Affiliate of ICI) and the Company

       2 Product Exchange Agreement between TEL and the Company

       3 Deed of Guarantee (to include a guarantee given by the Purchaser's ultimate parent undertaking in respect of the Company's obligations under the Hivedown Agreement)

       4 Transfers of the legal interests in respect of the Nettleton Bottom Quarry and Killingholme properties in favour of the Purchaser or any of its Affiliates

                                                SCHEDULE 6
                                               ENVIRONMENT
                                               (CLAUSE 11)


       1  INTERPRETATION

          For the purposes of this Schedule 6, words and expressions defined in the Share Sale Agreement to which this Schedule 6 is attached shall have the same meaning in this Schedule 6 and, in addition, the following terms shall have the following meanings:

          "COMMERCIALLY REASONABLE EXPENSES" are those costs and expenses which a reasonable person acting in a commercially prudent manner, taking into account (but without imposing an absolute requirement) the need to minimise his expenditure, would expend, in the case of any obligation to carry out the remediation of Environmental Contamination pursuant to Environmental Laws, to meet that obligation. For the avoidance of doubt, Commercially Reasonable Expenses shall not include any costs or expenses to the extent that they are incurred as a result of the adoption or imposition of standards of clean-up materially more stringent than those which are provided for under Environmental Laws;

          "CONTROLLED WATERS" means waters including any ground or surface waters;

          "COUNTER INDEMNITY" means the indemnity defined in paragraph 3.1;

          "EA PROVISIONS" means Part II and paragraphs 161 and 162 of schedule 22 of the Environment Act 1995 as enacted at Completion and the first complete set of regulations and guidance under those provisions except (in the event that they are not already in issue at Completion) to the extent that any of the above, when they come into force, are materially more onerous than the versions of such provisions which are enacted or exist in draft form as at Completion;

          "ENVIRONMENT" means air, Controlled Waters, land (whether on, in or below such land, excluding any buildings or other permanent structures on, in or below the land) but including the surface of any river bed, the surface of any sea bed or any other land covered by water, and flora and fauna and all other natural resources;

          "ENVIRONMENTAL CONTAMINATION" means any discharge, transport, emission, release, leakage, spillage, escape or disposal of Hazardous Material at or from the Site(s) onto or into any part of the Environment;

          "ENVIRONMENTAL LAWS" means any and all legislation (whether civil, criminal or administrative), statutes, treaty, statutory instrument, directive bylaw or judgment (including any judgment by the European Court of Justice), regulations, notices orders government circular, code of practice, and guidance note or decision of any competent regulatory body or common law relating to pollution or protection of the Environment which as at Completion are in effect and capable of enforcement by legal process in the country in which the Site(s) are situated, save that the EA Provisions shall be deemed to be in force at Completion;

          "ENVIRONMENTAL LIABILITIES" means all claims, costs, damages, expenses (including reasonable professional fees incurred), losses, liabilities (including without limitation liability to third parties), fines or penalties suffered or incurred by the Company, the Purchaser or its Affiliates (or the Seller or its Affiliates in the case of the Counter Indemnity) as a direct consequence of or in connection with any Environmental Proceeding;

          BUT  EXCLUDING  any  claims,   costs,   damages,   expenses,   losses,
          liabilities:

                  (i) in respect of capital  expenditure  on plant and equipment other than capital to carry out remediation of Environmental Contamination pursuant to Environmental Laws;

                  (ii)in respect of loss of anticipated  profits,  loss of
                      revenue, or any other loss in respect of business interruption;

                  (iii)where   applicable  to  the  extent  that  they  are  not
                      Commercially Reasonable Expenses;

          "ENVIRONMENTAL PROCEEDING" means:

                  (i) subject  to (ii)  below any writ  and/or  interim or final judicial or administrative decree, judgment, injunction, order, or notice;

                      (a) under which the Company the Purchaser or its Affiliates (or the Seller or its Affiliates in the case of the Counter Indemnity) are obliged by
                           Environmental Laws or legal process pursuant to Environmental Laws to undertake or pay the cost of remediation or with which the aforesaid parties are otherwise obliged to comply; or

                      (b) as a result of any violation or alleged violation of Environmental Laws; or

                      (c) as a result pursuant to Environmental Laws of:

                           (aa)any personal  injury to any third party (and,  in
                               the case only of the Indemnity other than to officers or employees of the Company, the Purchaser and its Affiliates and any contractors or agents of the Company, the Purchaser or its Affiliates save to the extent in the case of personal injury (other than asbestos-related personal injury) after Completion that the Purchaser neither knew nor reasonably ought to have known of the circumstances giving rise to such personal injury); or

                           (bb)damage to any  property  of any third party (and,
                               in the case only of the Indemnity other than as a result of damage after Completion to the property of any officers or employees of the Company, the Purchaser or its Affiliates and any contractors or agents of the Purchaser or its Affiliates save to the extent, in the case of damage occurring after Completion the Purchaser neither knew nor reasonably ought to have known of the circumstances giving rise to the damage to property);

                  (ii)any agreement between the Seller and Purchaser,  or in the event of disagreement any determination by the Experts, that it is Reasonably Necessary to undertake remediation of Environmental Contamination which would but for the fact that an environmental authority is unaware of it be more  likely  than  not  to  result  in  an  environmental
                      authority  bringing  an  Environmental   Proceeding  under
                      (i)(a) in the definition of Environmental Proceeding and which would result in Environmental Liabilities;

          "HAZARDOUS MATERIAL" means hazardous poisonous, dangerous, noxious, or toxic substances, pollutants or wastes;

          "INDEMNITY" means the indemnities contained in paragraph 2 below;

          "OFF SITE DISPOSAL TIPS" means any properties used as a landfill or otherwise for the deposit of waste which are located anywhere other than on sites which sites at or any time prior to Completion are or have been used for manufacturing or other operations of the Company, the Seller and/or its Affiliates;

          "REASONABLY NECESSARY" means reasonably necessary to avoid or avert or mitigate the development of substantial adverse and material pollution of the Environment or harm to human health which will arise within a period of six months; and

          "SITES(S)"   means  the   Grimsby   Properties   (including,   without
          limitation, Off Site Disposal Tips).


       2  INDEMNITY

     2.1 Subject to the provisions of this agreement, the Seller undertakes to the Purchaser (for the benefit of the Company, the Purchaser and each of its Affiliates) that it will indemnify and hold harmless the Company, the Purchaser and each of its Affiliates against:

          2.1.1 all Environmental Liabilities arising at or from the Site(s), to the extent that such Environmental Liabilities are a result of Environmental Contamination occurring on or before Completion; and

          2.1.2 all costs, damages expenses, losses, fines or penalties suffered or incurred by the Company or the Purchaser or its Affiliates as a result of any prosecutions commenced or proceedings taken, or notices served or other formal enforcement action between [DATE OF SIGNATURE OF THE 1998 FRAMEWORK AGREEMENT] 1998 and Completion by any competent regulatory body in connection with the Environment or health and safety as a result of any breaches of any Environmental Laws related to the operation of those Sites which are owned, occupied or used by the Company at [DATE OF SIGNATURE OF THE 1998 FRAMEWORK AGREEMENT] 1998. For the avoidance of doubt, damages in this paragraph 2.1.2 includes any capital expenditure reasonably required to remedy such breaches; and

     2.2 notwithstanding paragraphs 2.1 above and 4.1 below neither the Seller nor any of its Affiliates shall be liable under the Indemnity or otherwise to the extent that such liability arises from or is attributable to the failure of the Purchaser to comply or procure the Company's compliance with the provisions of paragraphs 4.2 and 5 to 14.


       3  THE COUNTER INDEMNITY

     3.1 The Purchaser undertakes to the Seller (for the benefit of the Seller and each of its Affiliates) that, subject to the provisions of this agreement, it will indemnify and hold harmless (the "Counter Indemnity") the Seller and each of its Affiliates from and against all Environmental Liabilities arising at or from the Site(s) after Completion save to the extent that such Environmental Liabilities fall within the Indemnity.

     3.2 Notwithstanding sub-paragraph 3.1 above, the Purchaser and its Affiliates shall not be liable to the Seller under the Counter Indemnity or otherwise to the extent that such liability arises from or is attributable to the failure of the Seller to comply with the provisions of paragraphs 3.3, 4.2, 6-8, 10, 11, 12.1, 13 and 14 of this Schedule.

     3.3 The Seller shall take all reasonable steps to avoid or mitigate any Environmental Liabilities and potential Environmental Liabilities which may give rise to a claim under or in connection with this Counter Indemnity, howsoever arising.

     3.4 The provisions of paragraphs 4.2 and 12.1 shall apply equally mutatis mutandis in respect of the Seller and the Purchaser's rights or obligations in respect of the Counter Indemnity.

       4  LIMITATIONS

     4.1 Neither the Seller nor any of its Affiliates shall be liable under the Indemnity to the extent that Environmental Liabilities have arisen, been increased, exacerbated, enhanced or caused as a result of any act or omission whether direct or indirect of the Company, the Purchaser or any Affiliates, employees, agents or contractors thereof after Completion (including, without limitation, any change of use of the Site(s) which for the avoidance of doubt shall include closure of all or any part of the Sites but shall not include any material change of process within the existing plant and/or buildings or any material change to or development of the business and operations carried on at any Site which does not result in any Site or any part of any Site ceasing to be used for general industrial/manufacturing of a type materially similar to the existing Site operation and the word "omission" as used in this paragraph 4.1 shall not mean any failure by the Company or Purchaser to carry out remediation or preventative action in circumstances where it is not within their power to do so or where the Purchaser is not aware or could not reasonably have been aware of the Environmental Liabilities in question or where (without prejudice to the obligations of the Purchaser under paragraph 5) the rights of the Purchaser to bring a claim under the Indemnity would be prejudiced as a result thereof.

     4.2  No  claim  may  be  made  by  the  Purchaser  for  any   Environmental
          Liabilities under this Indemnity against the Seller to the extent that any Environmental Liabilities arise:

          4.2.1 as a result directly or indirectly of information voluntarily given by the Purchaser or the Company (but only post
                  Completion in the case of the Company) to a regulatory authority in circumstances other than where there is a mandatory reporting requirement under Environmental Laws or where information is given as required in the context of applications for or variations to authorisations, licences and other forms of environmental consent required by the business in the course of the Company's or the Purchaser's normal business activities or where the Seller has previously proposed or approved this course of action in writing; and

          4.2.2 from any admission of liability by a representative of the Purchaser holding a rank not less than that of Senior Vice President in respect of any clean-up which needs to be done, except where the Seller has approved such admission in writing such approval not to be unreasonably withheld or delayed.

     4.3 No claim against the Seller or its Affiliates under the terms of the Indemnity for any Environmental Liabilities shall be valid unless notice has been served on the Seller in accordance with the provisions of paragraph 7 within 10 years of Completion.

     4.4 The Seller's liability under the Indemnity shall be limited in accordance with the provisions of Clause 5, except for sub-Clause
          5.14.2 (save for the proviso to sub-Clause 5.14) and sub-Clause 5.15, the subject matter of which will be governed by the provisions of this Schedule.

     4.5 In the event that the Indemnitor (as defined in paragraph 6.1) either incurs external charges, costs and expenses for environmental services or internal charges for its own environmental services, in either case including but not limited to testing and/or analytical services and/or contaminated soil disposal facilities, in connection with or in relation to any actual or potential Environmental Liabilities under the Indemnity or Counter Indemnity (as appropriate) then such external charges, costs and expenses shall be deemed to be payments made under the Indemnity or Counter Indemnity (as appropriate). Any internal charges shall be made on the same basis as the Indemnitor charges to its own business or its Affiliates.

     4.6 It is hereby expressly agreed that, save where the Seller has accepted liability or becomes otherwise liable under the terms of the Indemnity, all costs incurred by the Purchaser in carrying out environmental analyses and tests of the Site(s) (and its (or their) surrounds) shall be borne by the Purchaser.

     4.7  The   Seller   shall  be   liable   under   the   Indemnity   for  any
          asbestos-related personal injury unless and to the extent that any works carried out by the Purchaser or its Affiliates or the Company after Completion, were not carried out by a reputable contractor or contractors, who were duly and properly authorised or approved to undertake such works to at least the standards of the relevant federal, state or other regulatory authorities published by or in operation (in accordance with good industry practice) at all times during the carrying out of such works.


       5  MITIGATION

          The Purchaser shall take all reasonable steps after Completion to avoid or mitigate any Environmental Liabilities and/or potential Environmental Liabilities to the extent it is within the Purchaser's power to do so, which may give rise to a claim under or in connection with this Indemnity howsoever arising. Such steps will include but shall not be limited to:

     5.1 carrying out (where reasonably practicable) appropriate soil tests before taking any action which is likely to cause a material disturbance to soil;

     5.2 where reasonably practicable carrying on its activities on the Site(s) so as to minimise disturbance to known areas of existing or probable soil contamination (other than deliberate removal of such contaminated soil) without incurring abnormal unusual or excessive cost in so doing;

     5.3 the Purchaser (with the approval of the Seller not to be unreasonably withheld or delayed) settling a claim of any party (not being an Affiliate of the Purchaser) which will or may fall within the terms of the Indemnity, the costs and expenses associated with such settlement (so approved by the Seller) being deemed to be Environmental Liabilities for the purposes of this agreement) provided always that nothing in this paragraph 5.3 shall oblige the Purchaser to enter into any settlement which it does not, in its sole discretion, consider to be in the best interests of its operations;

     5.4 making reasonable and timely efforts to pursue claims against any third parties (including insurers) who may have some liability to the Purchaser in respect of the matter in question provided always that this shall not limit or restrict or operate in any way as a pre-condition to the rights of the Purchaser to make a claim under this Indemnity; and

     5.5 using reasonable endeavours to avoid acts or omissions of the nature described in paragraph 4.1.


       6  NOTIFICATION

     6.1 As soon as reasonably practicable after either party becomes aware of any actual or potential Environmental Liabilities which may give rise to a claim by it under the Indemnity or Counter Indemnity (the "Claimant") (whether or not the Claimant is of the opinion that it has a valid claim against the other party under the Indemnity or Counter Indemnity (the "Indemnitor")) the Claimant shall give written notice thereof to the Indemnitor (and thereafter will keep the Indemnitor fully informed of all material developments relating thereto). Such written notice shall include all material details of any actual or potential Environmental Liabilities (including the Claimant's reasonable estimate of the extent of and, where reasonably practicable, the cost of remediation of the Environmental Liabilities, as a result thereof).

     6.2 Neither party shall admit, settle or discharge any claim or liability which might constitute a claim against the other under the Indemnity or Counter Indemnity (as appropriate) without having first served a notice under this paragraph 6 and given the other a reasonable opportunity to consider the circumstances referred to in the said notice.

       7  CLAIMS

          In the event that the Claimant wishes to make a claim against the Indemnitor under the Indemnity or Counter Indemnity (as appropriate) then it shall do so by giving notice in writing of the same to the Indemnitor giving such details as are then in its possession of the relevant subject matter of such claim.


       8  CONDUCT

          If any notice is received by either party under paragraphs 6 or 7 the Claimant shall if so requested by the Indemnitor take all steps which are necessary and reasonable to avoid, resist, appeal, compromise or defend any claim and any adjudication in respect thereof, (subject to the Claimant being indemnified against all cost and expenses which may reasonably and necessarily be incurred in connection therewith) and the Indemnitor shall (subject to the provisions of this paragraph), at its request, be allowed to conduct any negotiations, proceedings or appeals incidental thereto PROVIDED ALWAYS that if the claim relates to or arises from a Site which at the time is owned, occupied or used by the Company and which is operational at the date of the notice under paragraph 7 then the Purchaser shall have conduct of all negotiations, proceedings or appeals incidental thereto but shall nonetheless keep the Seller fully informed of all material developments relating to the subject matter of the claims.


       9  SITE ACCESS

          If any notice is received by the Seller under paragraphs 6 or 7:

     9.1 the Seller and/or its agents and contractors shall be free to have access to any Site(s) to the extent it is within the power of the
          Company, the Purchaser or its Affiliates, during normal business hours, and after reasonable prior notice, and, if so required, in the presence of an authorised representative of the Purchaser to assess (including but not limited to assessment by soil sampling and testing) the extent of the Environmental Liabilities and/or potential Environmental Liabilities and to determine the action required in order to remediate such liabilities; (such actions to be subject to the prior agreement of the Purchaser (including as to the action to be taken) such agreement not to be unreasonably withheld) and

     9.2 the Purchaser shall (during normal business hours) allow the Seller or its agents access to inspect and take copies of such books and records of the business of the Company and/or the Purchaser relating to the Site(s) as may be necessary in connection with any Environmental Liabilities and/or potential Environmental Liabilities.


      10  DISCUSSIONS

          Upon either party having given a notice under paragraphs 6 or 7, either the Seller or the Purchaser may request a meeting as soon as practicable to discuss the matter (and if either does so the other party shall comply promptly with such request) and, irrespective of whether there has been any agreement on liability, each party shall be fully involved in any discussions and/or negotiations with any party imposing or seeking to impose any Environmental Liabilities.


      11  DISPUTE RESOLUTION

          Upon either party giving a notice in accordance with paragraph 7, in the event that the Seller and the Purchaser are unable to agree promptly any factual matter relevant to a claim under this Indemnity or Counter Indemnity (as appropriate) or in the event of any other matter being referred to the Experts in accordance with this Schedule 6 then the following provisions of this paragraph 11 shall apply:

    11.1 a reputable independent firm of experts (the "Experts") (who shall act as experts and not arbitrators) in relation to the Environment relevant to the claim or potential claim (having at least ten years relevant experience) shall be appointed by mutual agreement of the parties hereto (and the parties shall each be obliged to use their respective best endeavours to reach agreement as soon as practicable) to resolve any factual matter in dispute between the parties but not including any interpretation of laws or regulations as they apply to such factual matters or any conclusions regarding responsibility or liability for or in relation to any factual matters. The Experts shall be offered the appointment within 15 Business Days of the parties reaching such mutual agreement and shall be notified in writing of the provisions of sub-paragraph 11.7 below. Failing such mutual agreement on the appointment of Experts, the parties shall promptly refer the issue, at their joint cost, to the President for the time being of the Royal Institute of Chartered Surveyors in the United Kingdom with instructions to appoint suitable Experts within fourteen (14) days of receipt of such instructions;

    11.2 the said Experts shall only be dismissed by the mutual agreement of the parties hereto;

    11.3 both parties shall promptly and simultaneously exchange with each other and submit to the Experts, and in any event in accordance with the Experts' written directions, their arguments and submissions in connection with any matter of fact referred to him in accordance with this paragraph 11;

    11.4 following receipt by the Experts of the written arguments and other submissions of the parties pursuant to paragraph 11.3, the parties shall instruct the Experts to issue, as soon as reasonably practicable, a formal written opinion pertaining to the matter of fact referred to them. In any event the Experts shall be instructed to present the said opinion within two months of receiving the written arguments and other submissions of the parties pursuant to paragraph 11.3;

    11.5  the formal written opinion of the Experts issued pursuant to paragraph
          11.4 shall be conclusive in any proceedings between the parties hereto as to the question of fact so determined;

    11.6 the fees and expenses of the Experts shall be borne equally by the Seller and the Purchaser (unless otherwise directed by the Experts); and

    11.7 the Experts, and any company, firm, partnership or other organisation with which the Experts are connected shall not be eligible to be considered to undertake any clean-up work in respect of the claim for which they have so acted on or around the Site(s), save where the parties hereto mutually agree to waive this provision. For the avoidance of doubt, either party may withhold such consent in any event.


      12  ACCEPTANCE OF LIABILITY

          In the event that the Seller admits that it has any liability to the Purchaser under the Indemnity (or where the Seller agrees to accept the Purchaser's claim as falling within the Indemnity notwithstanding the fact that no Environmental Liability may at that point in time have arisen):

    12.1 the Seller shall have the right independently to determine whatever measures are appropriate in order to remediate pursuant to applicable Environmental Laws the subject matter of the claim under the Indemnity and furthermore the Seller shall have the right independently to carry out such remediation itself (or through suitable third party agents or contractors) provided that in so doing the Seller (or its said agents or contractors) shall be obliged to use reasonable endeavours to avoid causing undue interruption to the conduct of the business of the Company and/or the Purchaser;

    12.2 the Seller and/or its agents and contractors shall, in addition to the rights of access provided for in paragraph 9 above, be free to have access to the Site(s) if currently owned, leased or, where within the power of the Company and its Affiliates during normal business hours after reasonable prior notice, and if so required, in the presence of an authorised representative of the Purchaser, to carry out the remediation referred to in paragraph 12.1 above.

      13  STATEMENTS

          In the event of any circumstances arising which do or may give rise to Environmental Liabilities which may fall within the terms of the Indemnity or the Counter Indemnity (as appropriate) neither the Company, Purchaser nor the Seller (nor any of their respective Affiliates) shall make any public statements (including, for the avoidance of doubt, any statement to any regulatory authority, unless required by law or in an emergency) regarding such circumstances without first discussing with the other party and reaching written agreement (such agreement not to be unreasonably withheld or delayed) on the text of any such public statement before it is made.


      14  GENERAL

    14.1 Any information, records, or other material of one party shall be treated as strictly confidential by the other party except when it is required to be used in order to comply with an order of the court or regulatory authority or it is used by the other party to enforce its rights under this Schedule 6 or so as to make an insurance claim.

    14.2 The Purchaser's and its Affiliates' exclusive remedies in respect of any claims which fall within the scope of the Indemnity shall be in accordance with the provisions of this Schedule 6, and the Purchaser on behalf of itself and its Affiliates hereby waives all other remedies whether in contract, tort (including, for the avoidance of doubt, negligence), or howsoever otherwise arising which it may have against the Seller or any of its Affiliates at law or in equity in respect of the matters which fall within the scope of the Indemnity and, for the avoidance of doubt, if such a claim under this Schedule could also give rise to a Claim or a claim under any other provision of this agreement in respect of the same subject matter, the Purchaser may only bring a claim under this Schedule 6.

    14.3 The Seller undertakes to co-operate with the Purchaser and assist the Purchaser in achieving a transfer to the Purchaser (or as it directs) of all Environmental Authorisations, permits and licences held by the Seller at Completion.


      15  CO-OPERATION

          The Purchaser undertakes that wherever co-operation is required by the Company to ensure compliance with the Purchaser's obligations hereunder, the Purchaser will use its reasonable endeavours to ensure that the Company provides the requisite co-operation.

                                                SCHEDULE 7
                                             (SUB-CLAUSE 1.7)



     David Allen
     David Busby
     David Croft
     Peter Davidson
     Colin Deas
     Rachel Draper
     Martin  Hinnigan
     Garry  Hodgson
     John  Jackson
     Rob Louw
     Ian Machin
     Mahomed Maiter
     Michael Maughan
     Chris Milross
     David Porter
     David  Rochester
     Matthew Rose
     Mike Wardropper
     Peter Waugh
     David Williams

                                                SCHEDULE 8
                                      GRIMSBY FINANCIAL INFORMATION
                                             (SUB-CLAUSE 1.1)

                                 GBP millions

Fixed Assets                            74.46

Investments                                 -

Stocks                                  11.18

Operating Debtors                        1.65

Non Operating Debtors                       -

Operating Creditors
less than 1 year                        (8.88)

Non Operating Creditors
less than 1 year                       (0.51)
                                     --------
                                        77.90
                                     --------

Net Debt                                    -

Provisions                                  -

Deferred Tax                                -
                                     --------
                                            -

                                                SCHEDULE 9
                                             ACTUARY'S LETTER
                                                (Schedule 4)

                                                 ANNEX 1
                                            (SCHEDULE 3 A.10)


                                           DATA ROOM DOCUMENTS

                                                 GRIMSBY


          ENVIRONMENTAL


          CONSENTS
          IPC Consents: 8.1.1/01, 8.5/05, 8.1.1/20, 18/29

          Waste Disposal Consents: 1.1.1/196, 1.1.1/92, 8.3/21, 8.1.1/02,
          8.1.1/03

          Discharge Consents: 1.1.1/212

          Water Abstraction Licences: 1.1.1/56, 1.1.1/57, 1.1.1/82

          Radioactivity Licences: 8.1.1/12


          REPORTS
          8.2.3,  8.8.3/01,  8.3/01,  8.3/02,  8.3/03,  8.3/04,  8.6/02, 8.6/01,
          8.6/03,  8.10/03,  17/03, 8.14/01,  8.7/01,  8.3/06,  8.3/11,  8.3/12,
          8.3/17, 8.12/02, 8.12/03, 8.13/03, 8.3/23, 8.3/16, 8.8.1/01, 8.8.2/01,
          8.2/01


          REPLIES
          18.35,  8.1.1/19,  18/15,  8.1.1/17,  8.3/27, 8.3/29, 8/02, 1.1.1/215,
          18/54, 18/14, 18/52, 18/32, 18/36, 8.8.3/02,  8.8.3/03, 18/05, 8.6/01,
          8.3/30, 18/07, 18/28


          IP

           3.1/01 Technology Transfer Agreement between TGL, TGI, TGSL and EI Du Pont de Nemours

           3.1/02 Name Agreement between TEL, TAI and EI Du Pont de Nemours

           3.1/03 Name Agreement between TGL, TCI and EI Du Pont de Nemours

           3.1/04                Name Agreement between TEL, TGL, TGSL and EI Du
                                 Pont

           3.1/05 Assignment and Substitution Agreement between TGL, TGSL, EI Du Pont de Nemours and Company and ICI

           3.1/06                Patent and Know-how  Licence between TCI and EI
                                 Du Pont


           4.2/01 Note on Barnburgh IT Systems dated 26/3/98 from Ian Machin Tioxide Group IT Manager

           4.3/05                Grimsby IT Systems Map

           4.3/06                Tioxide UK IT Systems Map

           4.6/01 Audit Report on Grimsby Site following a review of compliance with Millenium Programme

           4.6/02                Millenium Compliance - Grimsby

           4.3/07 Standard Software Licence for OSI software (Factory Information Systems)

           4.3/11 Agreement between Tioxide Europe and Aspen Technology in relation to Calciner Control software

           5.20/02               Response  -  Grimsby   Information   Technology
                                 structure and employee details

          PENSIONS

           6.1/07                Response to  questions  re:  Pension Fund (Ref:
                                 No. P6)

           18/06                 Response to Question P1 relating to the Tioxide
                                 Pension Fund

          EMPLOYMENT

           5.1/01                Principal Terms and conditions of Employment

           5.1/30                Colin Deas Employment Contract

           5.3/02 List of contractors with which Tioxide has agreed rates

           5.16/03               List of all current  employee  claims (Ref: No.
                                 LIT5)

           5.30/01 List of Grimsby leadership team and staff members

           10.1/05 Details of UK personal injury claims relating to Grimsby (current and archived)

          CONTRACTS

           2.1/02                Agreement  between  British  Railways Board and
                                 Tioxide    Europe   for   the    movement    of
                                 non-hazardous chemical gypsum waste by rail.

           2.1/47 Contract between (1) Tioxide Group Plc (now Tioxide Group Ltd) as agent for Tioxide Europe SA (Spain) and (2) Westralian Sands Ltd. for the supply of ilmenite.

           2.1/50 Agreement between Tioxide Group Services Ltd and [ ] for the supply of copperas.

           18/19 Agreement for sale of gypsum to major contract customer.

          TAX

           1.2.2/01 Details of tangible assets with a depreciated value in excess of (pound)100,000.

          PROPERTY

           1.1.1/146             Land  Certificate  of  Great  Coates,  Grimsby.
                                 Title number HS98246 - Proprietor being Tioxide
                                 Europe UK Ltd together with plan

           18/13 Response to Question 0P1 relating to the use of the Landfill Site on Humber Road

           1.1.1/197             Licence   between   Associated   British  Ports
                                 ("ABP") and Tioxide Europe Limited regarding land at the south west corner of Immingham Dock of 5.1 acres, dated 15 November 1991

          POTENTIAL LITIGATION

           10.1/01               Correspondence with Knauf re: potential dispute

           10.1/02               Summary of a potential claim by AAF Ltd

           10.1/03 Summary of a potential claim against Thomas Broadbent & Sons Ltd

           10.1/04               Summary of a potential claim by Knauf

           10.1/06               Summary of potential personal injury claim

           10.1/11               Latest correspondence with Knauf

          MISCELLANEOUS

           18/03                 Response  to   NL/Kronos   questions  on  North
                                 American streaming and capability

           5.12/04               Description  of industrial  accidents  1995 and
                                 1996

           5.12/02               List of industrial accidents 1996 - 1998

           5.16/02               List  of  estimated   claims   settlements  for
                                 1993-1997 claims

           1.2.2/01 Details of Tangible Assets with a depreciated value in excess of GBP100,000

           5/02 Grimsby & E A West Response re: breakdown of manufacturing costs

           18/02                 Requested financial information

           18/37 Response - analysis of debtor and creditor balances for Grimsby and E A West

           18/62 Variable selling cost from Grimsby Works to America

           8.2/02                Schedule of Grimsby Car Damage Claim

           18/21 Response to Q.F9 relating to neutralisation costs

                                                SIGNATURES





          SIGNED by                        }
          for and on behalf of
          TIOXIDE EUROPE LIMITED


          SIGNED by                        }
          or and on behalf of
          N L INDUSTRIES, INC